EXHIBIT 10.28


                                    JPY

                             CREDIT AGREEMENT*



                                  between

                         PANAMCO DE VENEZUELA, S.A.

                                as Borrower

                      INARCO INTERNATIONAL BANK, N.V.




                                  as Bank,

                                    and

                        PANAMERICAN BEVERAGES, INC.



                     ----------------------------------


                         Dated as of July 18, 2000

                     ----------------------------------

                                                                    Page
                                                                    ----

                             TABLE OF CONTENTS

                                                                    Page
                                                                    ----

SECTION  1.  DEFINITIONS AND PRINCIPLES OF CONSTRUCTION..............1

        1.1  Defined Terms...........................................1
        1.2  Principles of Construction..............................6

SECTION 2.  AMOUNT AND TERMS OF CREDIT...............................6

        2.1  The Loan................................................6
        2.2  Notice of Borrowing.....................................6
        2.3  Disbursement of Funds...................................7
        2.4  Notes...................................................7
        2.5  Interest................................................7
        2.6  Interest Payment Dates..................................7
        2.7  Increased Costs, Illegality, etc........................8
        2.8  Compensation............................................9
        2.9  Change of Applicable Lending Office.....................9

SECTION 3.  FEES.....................................................9

        3.1  Fees .................................................. 9

SECTION 4.  PREPAYMENTS AND ASSIGNMENTS: PAYMENTS....................9

        4.1  Voluntary Prepayments...................................9
        4.2 Repayments...............................................9
        4.3  Method and Place of Payment.............................9
        4.4  Net Payments ...........................................9
        4.5 Breakage Fee ...........................................10

SECTION 5.  CONDITIONS PRECEDENT....................................10

        5.1  Execution of Agreement; Notes..........................11
        5.2  No Default; Representations and Warranties.............11
        5.3  Notice of Borrowing....................................11
        5.4  Opinion of Counsel.....................................11
        5.5  Corporate Documents; Proceedings.......................11
        5.6  Appointment Letter.....................................11
        5.7  Absence of a Material Adverse Change...................11
        5.8  Financial Statements...................................11
        5.9  Approvals..............................................11
        5.10  Litigation and other Proceedings......................11
        5.11  Payments..............................................12
        5.12  Market Conditions, etc................................12
        5.13  Due Diligence.........................................12
        5.14  Ownership of Shares...................................12
        5.15  Instructions..........................................12

SECTION 6.  REPRESENTATIONS, WARRANTIES AND AGREEMENTS..............12

        6.1  Corporate Status.......................................12
        6.2  Corporate Power and Authority..........................12
        6.3  No Violation...........................................13

                                                                   Page
                                                                   ----

        6.4  Governmental Approvals.................................13
        6.5  Financial Statements; Financial Condition;
               Undisclosed Liabilities; etc.........................13
        6.6  Litigation.............................................13
        6.7  True and Complete Disclosure...........................13
        6.8  Use of Proceeds; Margin Regulations....................13
        6.9  Tax Returns and Payments...............................14
        6.10  Compliance With
                Statutes............................................14
        6.11 Investment Company
                  Act...............................................14
        6.12  Labor Relations.......................................14
        6.13  Patents, Licenses, Franchises and Formulas............14
        6.14  Taxes and Withholding.................................14
        6.15  No Immunity...........................................14
        6.16  Pari Passu Ranking....................................15
        6.17  Validity..............................................15
        6.18  Absence of Material Adverse Change....................15

SECTION 7.  AFFIRMATIVE COVENANTS...................................15

        7.1  Information Covenants..................................16
        7.2  Books, Records and Inspections.........................16
        7.3  Maintenance of Property Insurance......................16
        7.4  Corporate Franchises...................................16
        7.5  Compliance with Statutes, etc..........................16
        7.6  Performance of Obligations.............................16
        7.7  Ownership of Shares and Management.....................16
        7.8  Change in Control......................................16

SECTION 8.  NEGATIVE COVENANTS......................................17

        8.1  Liens..................................................17
        8.2  Consolidation, Merger, Sale of Assets, etc.............19
        8.3  Transactions with Affiliates...........................19
        8.4  Minimun Shareholders Equity............................19
        8.5  Limitation on and Modifications of
             Certificate of Incorporation, By-Laws..................19
        8.6  Change in Nature of Business...........................19
        8.7  Financial Covenants....................................19

SECTION 9. GUARANTY ................................................19

        9.1  The Guaranty...........................................19
        9.2 Maximum Liability.......................................20
        9.3 Terms of the Guaranty ..................................20
        9.4  Waiver of Notice.......................................21
        9.5  Continuing Guaranty....................................21

SECTION 10.   EVENTS OF DEFAULT.....................................21

        10.1  Payments..............................................21
        10.2  Representations, etc..................................21
        10.3  Covenants.............................................22
        10.4  Default Under Other Agreements........................22
        10.5  Bankruptcy and Insolvency.............................22
        10.6  Monetary Judgments....................................22
        10.7  Non-monetary Judgments................................22
        10.8  Pari Passu Ranking....................................22
        10.9  Governmental Approvals and Comments...................22
        10.10  Occurrence of Material Adverse Change................23

                                                                   Page
                                                                   ----


        9.11  Governmental Action or Event of Sovereign Risk........23
        9.12  Swap Agreements.......................................23

SECTION 11. MISCELLANEOUS...........................................24

        11.1  Payment of Expenses, Indemnification, etc.............24
        11.2  Right of Set-off......................................24
        11.3  Notices...............................................24
        11.4  Assignment; Benefit of Agreement......................24
        11.5  No Waiver; Remedies Cumulative........................25
        11.6  Calculations; Computations............................25
        11.7  Governing Law; Submission to Jurisdiction; Venue......25
        11.8  Obligation to Make Payments in Yen....................26
        11.9  Counterparts..........................................26
        11.10  Effectiveness........................................26
        11.11  Headings Descriptive.................................26
        11.12  Amendment or Waiver..................................26
        11.13  Survival.............................................26
        11.14  Waiver of Immunity...................................26
        11.15  Waiver of Jury Trial.................................27


SCHEDULE I Interest Payment DateTable

SCHEDULE II              Labor Relations Disclosure Schedule
EXHIBIT A                Notice of Borrowing
EXHIBIT B                Note
EXHIBIT C                Form of Opinion of Venezuelan Counsel to

                         the Borrower and the Guarantor

EXHIBIT D                Officers' Certificate of the Borrower
EXHIBIT E                Consent Letter
EXHIBIT F                Form of Assignment Letter

          CREDIT AGREEMENT (the "Credit Agreement"), dated as of July 18, 2000, among Panamco de Venezuela, S.A. (the "Borrower"), a corporation organized and existing under the laws of Venezuela, and Inarco International Bank, N.V. (the "Bank") a financial institution organized and existing under the laws of Aruba, Dutch West Indies (D.W.I.) and Panamerican Beverages, Inc. (the "Guarantor") a corporation organized under the laws of the Republic of Panama.


                         W I T N E S S E T H :
                         - - - - - - - - - -


          WHEREAS, subject to and upon the terms and conditions herein set forth, the Bank is willing to make available to the Borrower the credit facility provided for herein;

          WHEREAS, the Borrower desires to refinance its one hundred twenty million Dollars (US$ 120,000,000) credit facility entered with Hollandesche Bank Unie.

          WHEREAS, the Guarantor is willing to guaranty all obligations of the Borrower under this Credit Agreement;

          NOW, THEREFORE, IN CONSIDERATION OF THE MUTUAL AGREEMENTS, PROVISIONS AND COVENANTS CONTAINED HEREIN THE PARTIES HERETO AGREE AS
FOLLOWS:

          SECTION 1. DEFINITIONS AND PRINCIPLES OF CONSTRUCTION.
                     ------------------------------------------

          1.1 Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

          "Account Opening Agreement" shall mean, the ACCOUNT OPENING AGREEMENT for an asset linked time deposit, dated as of July 18, 2000, made between Panamerican Beverages, Inc., and Citibank N.A.

          "Affiliate" shall mean, with respect to any Person, any other Person (other than an individual) directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person; provided, however, an Affiliate of the Borrower shall include any Person that directly or indirectly owns more than 5% of the Borrower and any officer or director of the Borrower or any such Person. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise.

          "Agreement" shall mean this Credit Agreement, as modified, supplemented or amended from time to time.

          "Applicable Lending Office" means, with respect to any Bank, the office of such Bank specified opposite its name on the signature page hereof or in the Assignment Agreement pursuant to which it became a Bank, or such other office of such Bank may from time to time specify to the Borrower and the Agent.

          "Aruba" shall mean Aruba Dutch West Indies (DWI).

          "Assignment Agreement" shall mean the agreement in the form attached hereto as EXHIBIT F.

          "Bank" shall have the meaning provided in the first paragraph of this Agreement and any successor in interest or permitted assign.

          "Bank's Account" means the account of Citibank, N.A. Aruba Branch maintained by Citibank N.A., in its Tokyo, Japan Branch (account number 022 1576403).

          "Bolivares" or "Bs." shall mean the lawful currency of Venezuela.

          "Borrower" shall have the meaning provided in the first paragraph of this Agreement.

          "Borrowing" shall mean the borrowing of the Loan from the Bank on a given date.

          "Borrowing Date" shall mean the date on which the initial Borrowing occurs.

          "Business Day" shall mean (i) for all purposes other than as covered by clause (ii) below, any day except Saturday, Sunday and any day which shall be in New York City or Aruba or Caracas, Venezuela a legal holiday or a day on which banking institutions are authorized or required by law or other government action to close and (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, the Loan, any day which is a Business Day described in clause (i) above.

          "Cash Equivalents" shall mean, as to any Person, (i) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than six months from the date of acquisition, (ii) time deposits and certificates of deposit and bankers' acceptances of any commercial bank having a long-term unsecured debt rating of at least "A" or the equivalent thereof from Standard & Poor's, a division of the McGraw Hill companies ("Standard & Poor's"), or "A2" or the equivalent thereof from Moody's Investors Services, Inc., with maturities of not more than six months from the date of acquisition by such Person, (iii) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (ii) above, (iv) commercial paper issued by any Person rated at least A-1 or the equivalent thereof by Standard & Poor's or at least P-1 or the equivalent thereof by Moody's Investors Service, Inc. and maturing not more than six months after the date of acquisition by such Person and (v) investments in money market funds substantially all the assets of which are comprised of securities of the types described in clauses (i) through (iv) above.

          "Change in Control" shall mean:

          a) The failure of the Shareholders (as defined in the Voting Trust Agreement) parties to the Voting Trust Agreement collectively to:

               (i) own, directly or indirectly, on the Borrowing Date and until all Obligations owing under this Agreement and other Credit Documents are paid in full and all Commitments have expired, at least a majority of the outstanding Voting Stock of the Borrower on a fully diluted basis, free and clear of all Liens; or

               (ii) control directly or indirectly, whether by the
                    percentage of ownership of Voting Stock imposed by any applicable law, the possession of voting power or otherwise, the power to direct the affairs or control the composition of at least a majority of the board of directors, management committee, or other equivalent body, of the Borrower; or

          b)   dissolution or termination of the Voting Trust Agreement; or

          c) the failure of TCCC to own (as a result of a sale by TCCC of such Common Stock described below), directly or indirectly, on the Borrowing Date and until all Obligations owing under this Agreement and other Credit Documents are paid in full and all Commitments have expired, at least 20% of the outstanding Class B Common Stock of the Borrower, 22.6% of the outstanding Class A Common Stock of the Borrower and 100% of the outstanding Class C Preferred Stock of the Borrower, in each case, on a fully diluted basis, free and clear of all

               Liens (it being understood that such percentage will be reduced on a proportionate basis in the event of any issuance or sale of Class A Common Stock or Class B Common Stock in which TCCC does not acquire its proportionate share); or

          d) any reduction in the number of directors nominated by TCCC to the Borrower's Board of Directors as compared to the number of such directors nominated by TCCC as of the date of this Agreement.

          "Citibank, N.A." shall mean Citibank, N.A. New York.

          "Commitment" shall mean for the Bank, at any time, the amount set forth opposite the Bank's name on the signature page hereof under the heading "Commitment".

          "Consolidated" shall mean the consolidation of accounts in accordance with U.S. GAAP.

          "Consolidated Tangible Net Assets of the Guarantor" shall mean as of any date, the total amount of assets of the Guarantor and its Subsidiaries, less (i) Intangible Assets and (ii) appropriate adjustments on account of minority interest of other Persons holding equity investments in Subsidiaries, all as reflected on the consolidated balance sheet of the Guarantor and its Subsidiaries as of the end of the Guarantor and its Subsidiaries as of the end of the fiscal quarter immediately preceding such date.

          "Contingent Obligation" shall mean, as to any Person, any obligation of such Person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (x) for the purchase or payment of any such primary obligation or (y) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the holder of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

          "Credit Documents" shall mean this Agreement, the Note, the Swap Agreements, the Credit Agreement dated as of the date hereof among Panamco de Venezuela, Inarco International Bank N.V. and Panamerican Beverages, Inc. for the principal amount of U.S.$100,000,000, and the Account Opening Agreement for an Asset Linked Time Deposit.

          "Default" shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

          "Disclosure Schedule" shall mean the Disclosure Schedule set forth as Schedule II hereto.

          "Dollars", "U.S.$" and the sign "$" shall each mean freely transferable lawful currency of the United States.

          "Effective Date" shall have the meaning provided in Section
11.10.

          "Event of Default" shall have the meaning provided in Section 10.

          "Event of Sovereign Risk" shall mean the failure by the Central Bank of the Bolivarian Republic of Venezuela or any successor thereto as the central bank or monetary authority of the Bolivarian Republic of Venezuela to approve to the extent legally required or permit the exchange of, Bolivares for Yen, or any other action of any other governmental authority in Venezuela (including the promulgation, operation or enforcement of any law, act, decree, regulation, ordinance, order, policy, or determination, or modification or change in the interpretation of any of the foregoing) or any event in the Bolivarian Republic of Venezuela, that has the effect of preventing or restricting such exchange or the transfer of any funds outside of Venezuela, or Yen are unavailable in any legal exchange market thereof in Venezuela in accordance with normal commercial practice.

          "Fees" shall mean all amounts payable pursuant to or referred to in Section 3.1.

          "Guarantor" shall mean Panamerican Beverages, Inc., a corporation organized and existing under the law of the Republic of Panama.

          "Guaranty" means the guaranty contained in Section 9 granted by the Guarantor in favor of the Bank in order to guarantee the obligations of the Borrower under this Agreement.

          "Holding Company of the Borrower" shall mean Embotelladora Coca-Cola y Hit de Venezuela, S.A., a corporation organized and existing under the law of Panama.

          "Indebtedness" shall mean, as to any Person, without duplication,
(i) all indebtedness (including principal, interest, fees and charges) of such Person for borrowed money or for the deferred purchase price of property or services, (ii) the face amount of all letters of credit issued for the account of such Person and all drafts drawn thereunder, (iii) all liabilities secured by any Lien on any property owned by such Person, whether or not such liabilities have been assumed by such Person, (iv) the aggregate amount required to be capitalized in accordance with U.S. GAAP under leases under which such Person is the lessee and (v) all Contingent Obligations of such Person.

          "Intangible Assets" shall mean all unamortized debt discounts and expense, unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, write-ups of assets over their carrying value at the end of the last fiscal quarter ended prior to the date of this Agreement or the date of acquisition, if acquired subsequent to the date of this Agreement, and all other items which would be treated as intangibles on the Consolidated balance sheet of the Guarantor and its Subsidiaries.

          "Interest Payment Date" shall have the meaning provided in
Section 2.6. "Interest Rate" shall have the meaning provided in Section
2.5(a).

          "Interest Period" has the meaning set forth in Section 2.5.

          "Japanese Yen, "Yen" and the sign "JPY" shall each mean freely transferable lawful currency of the Kingdom of Japan.

          "Lien" shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), preference, priority or other security agreement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the UCC or any other similar recording or notice statute, and any lease having substantially the same effect as any of the foregoing).

          "Loan" shall have the meaning provided in Section 2.1.

          "Margin Stock" shall have the meaning provided in Regulation U of the Board of Governors of the Federal Reserve System.

          "Material Adverse Change" shall mean any material adverse change in the business, condition (financial or otherwise), operations, assets, revenues, performance, properties or prospects of the Borrower, the Guarantor and its Subsidiaries taken as a whole.

          "Material Adverse Effect" shall mean with respect to the Borrower, the Guarantor, and any Person, any material adverse effect on (a) the business, condition (financial or otherwise), operations, assets, revenues, performance or properties of such Person, the Borrower or the Guarantor, (b) the rights or remedies of the Bank under this Agreement, any Note or any other Credit Document, (c) the ability of the Borrower, the Guarantor or any Person to perform its obligations under this Agreement, any Note or any other Credit Document or (d) the ability of the Borrower, the Guarantor or any other party to any Credit Document or any Person to perform its obligations under any Credit Document to which it is a party.

          "Maturity Date" shall mean the date which is exactly 3 years after the Borrowing Date.

          "Note" shall have the meaning provided in Section 2.4.

          "Notice of Borrowing" shall have the meaning provided in Section
2.2.

          "Notice Office" shall mean the office of the Bank located at Arulex Center, Punta Brabo, Oranjestad, Aruba, Netherlands Antilles, or such other office as the Bank may hereafter designate in writing as such to the other parties hereto.

          "Obligations" shall mean all present and future obligations, liabilities and other amounts owing to the Bank pursuant to the terms of this Agreement or any other Credit Document.

          "Panama" shall mean the Republic of Panama.

          "Permitted Liens" shall have the meaning provided in Section 8.1.

          "Person" shall mean any individual, partnership, joint venture, firm, corporation, association, limited liability company, trust or other entity or enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

                   "Process  Agent"  shall  mean  CT  Corporation   System,
presently located at 111 Eighth Avenue, New York, New York 10011.

          "Purchase Money Lien" shall mean a Lien on property securing Indebtedness incurred by the Borrower or any of its Subsidiaries to provide funds for all or a portion of the cost of acquiring, constructing, altering, expanding, improving or repairing such property or assets used in connection with such property.

          "Regulation D, G, T, U or X" shall mean Regulation D, G, T, U or X of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

          "Subsidiary" shall mean, as to any Person, (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned or controlled by such Person and/or one or more Subsidiaries of such Person and (ii) any partnership, association, joint venture or other entity in which such Person and/or one or more Subsidiaries of such Person has more than a 15% beneficial or equity interest at the time.

          "Swap Agreements" shall mean the cross-currency swaps executed by the Borrower and Citibank N.A or any of its Affiliates from time to time providing currency and interest rate coverage necessary to pay the

Loan as set forth hereto. Definitions contained in Section 10.12 will have the meaning ascribed in the Swap Agreements which are incorporated into this Agreement by reference.

          "Taxes" shall have the meaning provided in Section 4.5.

          "TCCC" shall mean The Coca-Cola Company, a Delaware corporation, or any successor thereto.

          "United States" and "U.S." shall each mean the United States of America.

          "U.S. GAAP" shall mean generally accepted accounting principles in the U.S. consistently applied during a relevant period.

          "Venezuela" shall mean the Bolivarian Republic of Venezuela.

          "Venezuelan GAAP" shall mean generally accepted account principles in Venezuela consistently applied during a relevant period.

          "Voting Stock" shall mean capital stock issued by a corporation, or equivalent interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even though the right so to vote has been suspended by the happening of such a contingency.

          "Voting Trust Agreement" shall mean the Voting Trust Agreement for Certain Shares of Panamerican Beverages, Inc., amended and restated as of April 20, 1993, and as further amended on July 15, 1993, among the Shareholders parties thereto and the Voting Trustees parties thereto.

          "Wholly-Owned Subsidiary" shall mean, as to any Person, (i) any corporation 100% of whose capital stock is at the time owned by such Person and/or one or more Wholly-Owned Subsidiaries of such Person and (ii) any partnership, association, joint venture or other entity in which such Person and/or one or more Wholly-Owned Subsidiaries of such Person has a 100% equity interest at such time.

          1.2 Principles of Construction.
              --------------------------

          (a) All references to sections, schedules and exhibits are to sections, schedules and exhibits in or to this Agreement unless otherwise specified. The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

          (b) All accounting terms not specifically defined herein shall be construed in accordance with U.S. GAAP in conformity with those used in the preparation of the financial statements referred to in the second sentence of Section 6.5.

          SECTION 2.  AMOUNT AND TERMS OF CREDIT.
                      --------------------------

          2.1 The Loan. Subject to and upon the terms and conditions set forth herein, the Bank agrees to make a single advance, (such advance being the "Loan") to the Borrower on any date on or before July 26, 2000 in an amount equal to the Commitment.

          2.2  Notice of Borrowing.
               -------------------

          (a) When the Borrower desires to make the Borrowing hereunder according to Section 2.1, it shall give the Bank, at its Notice Office, on the Business Day of the proposed borrowing of the Loan prior notice of the Loan to be made hereunder, provided that any such notice shall be deemed to have been given on a certain day only if given before 12:00 P.M. (New York time) on such day. Such notice ("Notice of Borrowing") shall be substantially in the form of Exhibit A and otherwise satisfactory to the Bank, appropriately completed to specify the aggregate principal amount of the Loan to be made pursuant to such Borrowing and the date of such Borrowing (which shall be a Business Day on or before July 26, 2000).

          (b) The Notice of Borrowing shall be irrevocable and binding on the Borrower. The Borrower shall indemnify the Bank against any loss, cost or expense incurred by the Bank as a result of any failure to fulfill on or before the date specified in any Notice of Borrowing the applicable conditions set forth in Section 5, including without limitation any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by the Bank to fund the Loan to be made by the Bank as part of a Loan when the Loan, as a result of such failure, is not made on such date.

          2.3 Disbursement of Funds. Subject to the terms and conditions hereof, and provided that the Borrower has furnished proper instructions to the Bank no later than 4:00 P.M. (New York time) on the date specified in the Notice of Borrowing and that the Borrower has completed all conditions precedent provided in Section 5 hereof, the Bank will make available, the Borrowing requested to be made on such date, in Yen and in immediately available funds net of fees and costs payable to the Bank, to the order of the Borrower pursuant to wire instructions provided to the Bank by the Borrower.

          2.4 Notes. The Borrower's obligation to pay the principal of, and interest on, the Loan made by the Bank shall be evidenced by a promissory note duly executed and delivered by the Borrower substantially in the form of Exhibit B with blanks appropriately completed in conformity herewith (the "Note"). The Note issued to the Bank shall (i) be payable to the order of the Bank and be dated on the Borrowing Date, (ii) be in a stated principal amount equal to the Commitment of the Bank and be payable in the principal amount of the Loan evidenced thereby, (iii) mature, with respect to the Loan evidenced thereby, on the Maturity Date, (iv) bear interest as provided in the appropriate clause of Section 2.5 in respect of the Loan, evidenced thereby and (v) be entitled to the benefits of this Agreement.

          2.5 Interest.
              --------

          (a) The Borrower agrees to pay interest in respect of the unpaid principal amount of the Loan from the date the proceeds thereof are made available to the Borrower until the maturity thereof (whether by acceleration or otherwise) at the prevailing LIBOR plus 3.55% (the "Margin").

          "LIBOR" shall mean the rate of interest per annum at which deposits in Yen are offered by the principal office of Citibank, N.A. in London, England, to prime banks in the London Interbank Market at 11:00 am (London time) two Business Days before the first day of each Interest Period for a period equal to such Interest Period for approximately equal amounts for such Interest Period. Interest shall be paid at the end of each Interest Period. "Interest Period" means the period of time used to calculate interest, beginning on the date the Loan is disbursed and ending on the first Interest Payment Date and each subsequent periods; provided that, if an Interest Period ends on a day which is not a Business Day it shall be extended to the next Business Day, unless it falls on the next calendar month in which case it shall be reduced to the next preceding Business Day.

          (b) Overdue principal and, to the extent permitted by law, overdue interest in respect of the Loan and any other overdue amount payable by the Borrower hereunder or under any other Credit Document shall bear interest at a rate which is equal to 2% above the rate per annum required to be paid pursuant to Sections 2.5(a) and (c). Such interest to accrue on a daily basis from the date such principal or interest was due with such interest to be payable on demand.

          (c) Accrued (and theretofore unpaid) interest shall be payable
(i) in respect of the Loan, on each Interest Payment Date and (ii) on any prepayment of the Loan (on the amount prepaid), on the prepayment date, and
(iii) at maturity (whether by acceleration or otherwise) and, after such maturity, on demand.

          2.6 Interest Payment Dates. The dates on which interest on the Loan shall be payable as established in Schedule I (each being an "Interest Payment Date").

          2.7 Increased Costs, Illegality, etc.
              ---------------------------------

          (a) In the event that the Bank shall have determined (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto):

          (i) at any time, that the Bank shall incur increased costs or reductions in the amounts received or receivable hereunder with respect to the Loan because of (x) any change since the date of this Agreement in any applicable law or governmental rule, regulation, order or request (whether or not having the force of law) or in the interpretation or administration thereof and including the introduction of any new law or governmental rule, regulation, order or request, such as, for example, but not limited to, (A) a change in the basis of taxation of payments to the Bank or its Applicable Lending Office of the principal of or interest on the Notes or any other amounts payable hereunder (except for changes in the rate of tax on, or determined by reference to, the net income or profits of the Bank or its Applicable Lending Office imposed by the jurisdiction in which its principal office or Applicable Lending Office is located) or (B) a change in official reserve requirements, but, in all events, excluding reserves required under Regulation D to the extent included in the computation of the Interest Rate, and/or (y) other circumstances affecting the Bank or the interbank Eurodollar market, or the position of the Bank in such market; or

          (ii) at any time, that the making or continuance of the Loan has been made (x) unlawful by any law or governmental rule, regulation or order, having jurisdiction either in Aruba, Venezuela or New York, (y) impossible by compliance by the Bank with any governmental request (whether or not having force of law) or (z) impracticable as a result of a contingency occurring after the date of this Agreement which materially and adversely affects the Bank's cost of funds;

then, and in any such event, the Bank shall promptly give notice thereof (by telephone confirmed in writing) to the Borrower. Thereafter (x) in the case of clause (i) above, the Borrower shall pay to the Bank, upon written demand therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as the Bank in its sole discretion shall determine) as shall be required to compensate the Bank for such increased costs or reductions in amounts received or receivable hereunder (a written notice as to the additional amounts owed to the Bank, showing the basis for the calculation thereof, submitted to the Borrower by the Bank shall, absent manifest error, be final and conclusive and binding on all the parties hereto) and (y) in the case of clause (ii) above, take one of the actions specified in Section 2.7(b) as promptly as possible and, in any event, within the time period required by law.

          (b) At any time that the Loan is affected by the circumstances described in Section 2.7(a)(i) or (ii), the Borrower may (and in the case of a Loan affected by the circumstances described in Section 2.7(ii) shall either (i) if the affected Loan is then being made initially, cancel said Borrowing by giving the Bank notice by telephone (confirmed in writing) of the cancellation pursuant to Section 2.7(a)(i) or (ii), or (ii) if the affected Loan is then outstanding, upon at least three Business Days' written notice to the Bank, repay the Loan (subject, however, to Section 2.8).

          (c) If the Bank determines at any time that any applicable law or governmental rule, regulation, order or request (whether or not having the force of law) concerning capital adequacy, or any change in interpretation or administration thereof by any governmental authority, central bank or comparable agency, will have the effect of increasing the amount of capital required or expected to be maintained by the Bank based on the existence of the Bank's Commitment hereunder or its obligations hereunder, then the Borrower shall pay to the Bank, upon its written demand therefor, such additional amounts as shall be required to compensate the Bank for the increased cost to the Bank as a result of such increase of capital. In determining such additional amounts, the Bank will act reasonably and in good faith and will use averaging and attribution methods which are reasonable, provided that the Bank's determination of compensation owing under this Section 2.7(c) shall, absent manifest error, be final and conclusive and binding on all the parties hereto. The Bank, upon determining that any additional amounts will be payable pursuant to this
Section 2.7(c), will give prompt written notice thereof to the Borrower, which notice shall show the basis for calculation of such additional amounts, although the failure to give any such notice shall not release or diminish any of the Borrower's obligations to pay additional amounts pursuant to this Section 2.7(c).

          2.8 Compensation. The Borrower shall compensate the Bank, upon its written request (which request shall set forth the basis for requesting such compensation and shall, absent manifest error, be final and conclusive and binding on all the parties hereto), for all reasonable losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by the Bank to fund its Loan) which the Bank may sustain: (i) if for any reason (other than a default by the Bank) a Borrowing of the Loan does not occur on a date specified therefor in a Notice of Borrowing (whether or not withdrawn by the Borrower or deemed rescinded pursuant to Section 2.7(a)); (ii) if any repayment (including any prepayment made pursuant to Section 4) occurs on a date which is not the Interest Payment Date with respect thereto (iii) if any prepayment of the Loan is not made on any date specified in a notice of prepayment given by the Borrower; or (iv) as a consequence of (x) any other default by the Borrower to repay the Loan when required by the terms of this Agreement or the Note or (y) any action taken pursuant to Section 2.7(b).

          2.9 Change of Applicable Lending Office. The Bank agrees that, upon the occurrence of any event giving rise to the operation of Section 2.7(a)(i) or (ii), 2.7(c), or 4.5 with respect to the Bank, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy, legal and regulatory considerations of the Bank) to designate another Applicable Lending Office, provided that such designation is made on such terms that such Bank and its Applicable Lending Office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of any such section. Nothing in this Section 2.9 shall affect or postpone any of the obligations of the Borrower or the right of the Bank provided in Section 2.7 or 4.5.

          SECTION 3.  FEES.
                      -----

          3.1  Fees.
               ----

          (a) Arrangement Fee. The Borrower shall pay to the Bank an arrangement fee for the amount of Nil on the Borrowing Date.

          SECTION 4.  PREPAYMENTS; PAYMENTS.
                      ---------------------

          4.1 Voluntary Prepayments. The Borrower shall have the right to prepay the Loan, on any Interest Payment Date after the Borrowing Date on the following terms and conditions: (i) the Borrower shall give the Bank at its Notice Office at least 15 Business Days' prior notice of its intent to prepay the outstanding principal amount of the Loan in whole or ratably in part, together with accrued interest to the date of such prepayment on the principal amount prepaid; provided that (x) each partial prepayment shall be in an aggregate principal amount of the equivalent in Yen as of such date to US$ 10,000,000 or an integral multiple of the equivalent in Yen as of such date to US$ 1,000,000 in excess thereof; (ii) prepayments of the Loan made pursuant to this Section 4.1 may only be made on an Interest Payment Date applicable thereto; provided that if payments are made on a date other than an Interest Payment Date, the Borrower shall pay the premium penalty set forth in Section 4.5 of this Agreement, and (iii) the Borrower shall pay any other amounts when due under this Agreement

          4.2 Repayments. The Borrower agrees to repay the Loan in Yen on the Maturity Date.

          4.3 Method and Place of Payment.
              ---------------------------

          (a) Except as otherwise specifically provided herein, all payments under this Agreement or the Note shall be made to the Bank not later than 11:00 A.M. (New York time) on the date when due and shall be made in Yen in immediately available funds in the Bank's Account.

          (b) Whenever any payment to be made hereunder or under any Note shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable at the applicable rate during such extension.

          4.4 Net Payments. All payments made by the Borrower hereunder or under the Note will be made without setoff, counterclaim or other defense. All such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by Venezuela or any other jurisdiction or by any political subdivision or taxing authority thereof or therein (but excluding, except as provided below, any tax imposed on or measured by the net income of a Bank pursuant to the laws of the jurisdiction (or any political subdivision or taxing authority thereof or therein) in which the principal office or Applicable Lending Office of such Bank is located and all interest, penalties or similar liabilities with respect thereto (collectively, "Taxes"). The Borrower shall also reimburse the Bank, upon the written request of the Bank, for taxes imposed on or measured by the net income of the Bank pursuant to the laws of the jurisdiction (or any political subdivision or taxing authority thereof or therein) in which the principal office or Applicable Lending Office of the Bank is located as the Bank shall determine are payable by such Bank in respect of amounts paid to or on behalf of such Bank pursuant to the preceding sentence. If any Taxes are so levied or imposed, the Borrower agrees to pay the full amount of such Taxes to the relevant tax authorities and to pay to the Bank such additional amounts as may be necessary so that every payment of all amounts due hereunder or under any Note, after withholding or deduction for or on account of any Taxes (including deductions or withholdings applicable to the additional amounts payable under this Section 4), will not be less than the amount provided for herein or in such Note. The Borrower will furnish to the Bank within 45 days after the date the payment of any Taxes is due pursuant to applicable law, certified copies of tax receipts evidencing such payment by the Borrower. The Borrower will indemnify and hold harmless the Bank, and reimburse the Bank upon its written request, for the amount of any Taxes so levied or imposed and paid by the Bank.

          4.5 Breakage Fee. The Borrower shall pay a breakage fee as premium or penalty in case of any prepayment of the Loan made pursuant to
Section 4.1, such fee to be paid as follows:

        (JPYLIBOR1+Penalty--JPYLIBOR2)* D/360
     P* -------------------------------------
               (1+JPYLIBOR2* D/360)

Where:

P              = JPY Principal Amount of the Loan.

JPYLIBOR1      = 6-mo JPY LIBOR BBA for the current Calculation Period.

JPYLIBOR2      = JPY LIBOR BBA for the tenor equal to D.

D              = the remaining number of days in the respective
                 Calculation Period.

Calculation
 Period        = a period between two subsequent interest payment dates
                 scheduled under this Credit Agreement.

Penalty        = determined according to the following schedule:

               (a)in the event the Borrower prepays the Loan within 730 days following the disbursement date of the Loan, 0.10%;

               (b)in the event  the  Borrower  prepays
               the  Loan   following   the  730th  day
               following the disbursement  date of the
               Loan, 0.00%.

If the amount calculated according to the formula above is (i) a positive amount, the Borrower shall pay to the Bank such amount, and (ii) a negative amount, the Bank shall pay to the Borrower the absolute value of such amount.

          SECTION 5. CONDITIONS PRECEDENT.
                     --------------------

          The obligation of the Bank to make the Loan is subject to the satisfaction, in the reasonable judgment of the Bank, of the following conditions:

          5.1 Execution of Agreement; Notes. The Effective Date shall have occurred and there shall have been delivered to the Bank the Agreement and the Note executed by the Borrower and the Guarantor in the amount, maturity and as otherwise provided herein.

          5.2 No Default; Representations and Warranties. At the time of the Borrowing Date (and after giving effect thereto) (i) there shall exist no Default or Event of Default and (ii) all representations and warranties contained herein and in the other Credit Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the Borrowing Date.

          5.3 Notice of Borrowing. The Bank shall have received a Notice of Borrowing with respect thereto meeting the requirements of Section 2.2.

          5.4 Opinion of Counsel. On the Borrowing Date, the Bank shall have received from Venezuelan, New York, and Panamanian counsel to the Borrower and the Guarantor, an opinion addressed to the Bank and dated on the Borrowing Date covering the matters set forth in Exhibit C and such other matters incident to the transactions contemplated herein as the Bank may reasonably request.

          5.5 Corporate Documents; Proceedings.
              --------------------------------

          (a) On the Borrowing Date, the Bank shall have received a certificate, dated the Borrowing Date, signed by a duly authorized officer or agent of the Borrower and the Guarantor, in the form of Exhibit D with appropriate insertions, together with copies of the organizational documents, By-Laws, board of directors approvals and resolutions of the Borrower and the Guarantor referred to in such certificate.

          (b) All corporate and legal proceedings and all instruments and agreements in connection with the transactions contemplated in this Agreement and the other Credit Documents shall be satisfactory in form and substance to the Bank, and the Bank shall have received all information and copies of all documents and papers, including records of corporate proceedings and governmental approvals, if any, which the Bank reasonably may have requested in connection therewith, such documents and papers where appropriate to be certified by proper corporate or governmental authorities.

          5.6 Appointment Letter. The Bank shall have received a letter from the Process Agent substantially in the form of Exhibit E, indicating its consent to its appointment by each of the Borrower and the Guarantor as its agent to receive service of process.

          5.7 Absence of a Material Adverse Change. There shall have occurred no Material Adverse Change since January 2, 2000, or any material adverse change in the political, economic or financial condition of Venezuela since the date hereof.

          5.8 Financial Statements. The Bank or any of its Affiliates shall have received a copy of the financial statements and balance sheets of the Borrower, the Holding Company of the Borrower and the Guarantor, dated as of December 31, 1999, and the related statements of income, statements of changes in shareholders' equity and statements of cash flows of the Borrower and the Guarantor for the period ended on such date.

          5.9 Approvals. If applicable, the Borrower shall have provided evidence satisfactory to the Bank in all respects that all government and third party comments and approvals required in connection with (i) the execution, delivery and performance of each of the Credit Documents and
(ii) the legality, validity, binding effect and enforceability of any and all such Credit Documents, have been obtained, including, without limitation, exchange control approvals and any other necessary consents required or advisable from Venezuela or the Venezuelan Central Bank or any other governmental authority.

          5.10 Litigation and other Proceedings. No litigation, action, suit, investigation, claim or proceeding by any governmental authority or any Person shall be pending or threatened with respect to this Agreement or any other Credit Document, the transactions contemplated hereby, or with respect to any agreement to which each of the Borrower and the Guarantor is a party which would reasonably be expected to have a Material

Adverse Effect on the Borrower or the Guarantor or which purports to affect the legality, validity or enforceability of any Credit Document or the consummation of the transactions contemplated hereby and thereby.

          5.11 Payments. All fees and other amounts required to be paid or deposited on or prior to the Borrowing Date under this Agreement, the mandate letter and the other Credit Documents shall have been paid and deposited for the benefit of the Bank, to the extent then due.

          5.12 Market Conditions, etc. There shall not have occurred any Material Adverse Change, in the United States of America, Venezuela, Aruba or in its international financial, political, legal or economic conditions, or currency exchange rates or exchange controls applicable to the Dollar or the Bolivar, in the reasonable judgment of the Bank.

          5.13 Due Diligence. The Bank shall have completed a due diligence investigation of the Borrower and the Guarantor, and with results, satisfactory to the Bank and nothing shall have come to the attention of the Bank during the course of such due diligence investigation which leads the Bank to conclude that it should not proceed with the transaction.

          5.14 Ownership of Shares. Evidence satisfactory to the Bank that as of the Borrowing Date the Guarantor is indirect owner of 100% of the capital stock of the Borrower. The Borrower shall be required to provide such documents, instruments and undertakings as may be required in the reasonable discretion of the Bank to satisfactorily establish that the requirements of this Section 5.14 shall be fulfilled within the time limits set forth herein.

          5.15 Instructions. The Bank shall have received the instructions authorizing Hollandesche Bank Unie to credit directly and irrevocably on behalf of the Guarantor for an amount of US$ 100,000,000 according to the terms and set forth in the Account Opening Agreement.

The acceptance of the benefits of the Borrowing shall constitute a representation and warranty by the Borrower and the Guarantor to the Bank that all the conditions specified in Section 5 exist as of that time. All the Notes, certificates, legal opinions and other documents and papers referred to in this Section 5, unless otherwise specified, shall be delivered to the Bank at its Notice Office and, except for the Notes, in sufficient counterparts for each party hereto and shall be satisfactory in form and substance to the Bank.

          SECTION 6. REPRESENTATIONS, WARRANTIES AND AGREEMENTS.
                     ------------------------------------------

          In order to induce the Bank to enter into this Agreement and to make the Loan, each of the Borrower and the Guarantor makes the following representations, warranties and agreements as of the Effective Date and as of the Borrowing Date, which shall survive the execution and delivery of this Agreement and the Note and the making of the Loan:

          6.1 Corporate Status. Each of the Borrower and the Guarantor (i) is a duly organized and validly existing corporation in good standing under the laws of the jurisdiction of its incorporation, (ii) has the power and authority to own its property and assets and to transact the business in which it is engaged and consummate the transactions contemplated by the Credit Documents (iii) is duly qualified and authorized to do business in each jurisdiction where the ownership, leasing or operation of property or the conduct of its business requires such qualification.

          6.2 Corporate Power and Authority. Each of the Borrower and the Guarantor has the corporate power to execute, deliver and perform the terms and provisions of each of the Credit Documents to which it is party and has taken all necessary corporate action to authorize the execution, delivery and performance by it of each of such Credit Documents. Each of the Borrower and the Guarantor has, or in the case of the Credit Documents other than this Agreement, by the Effective Date will have, duly executed and delivered, as applicable, each of the Credit Documents to which it is party, and each of such Credit Documents constitutes or, in the case of each such other Credit Document when executed and delivered, will constitute, its legal, valid and binding obligation enforceable in accordance with its terms.

          6.3 No Violation. Neither the execution, delivery or performance by each of the Borrower and the Guarantor of the Credit Documents to which it is a party, nor compliance by it with the terms and provisions thereof, nor the use of the proceeds of the Loan (i) will contravene any provision of any law, statute, rule or regulation or any order, writ, injunction or decree of any court or governmental instrumentality, (ii) will conflict or be inconsistent with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of the Borrower and the Guarantor pursuant to the terms of any indenture, mortgage, deed of trust, credit agreement, loan agreement or any other agreement, contract or instrument to which the Borrower or the Guarantor is a party or by which it or any of its property or assets is bound or to which it may be subject or
(iii) will violate any provision of the organizational documents or By-Laws of the Borrower or the Guarantor.

          6.4 Governmental Approvals. No order, consent, approval, license, authorization or validation of, or filing, recording or registration with (except as have been obtained or made prior to the Effective Date), or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with, (i) the execution, delivery and performance of any Credit Document to which the Borrower or the Guarantor is a party or (ii) the legality, validity, binding effect or enforceability of any such Credit Document.

          6.5 Financial Statements; Financial Condition; Undisclosed Liabilities; etc.

          (a) The audited statements of financial condition of the Holding Company of the Borrower, the Guarantor and the non-audited statements financial condition of the Borrower (which are prepared in Venezuelan GAAP) at December 31, 1999, and the related statements of income and retained earnings and changes in financial position of the the Holding Company of the Borrower, Guarantor and the Borrower for December 31,1999, furnished to the Bank present fairly the condition of the Guarantor at the date of such statements of financial condition and results of the operations of the Borrower for such date. All such financial statements except any and all financial information distributed by the Borrower have been prepared in accordance with U.S. GAAP. Since December 31, 1999 there has been no Material Adverse Change on the Borrower, the Holding Company of the Borrower and the Guarantor.

          (b) Except as fully reflected in the financial statements delivered pursuant to Section 6.5(a), there were as of the Effective Date no liabilities or obligations with respect to the Borrower or the Guarantor of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether or not due) which, either individually or in aggregate, would be material to the Borrower or the Guarantor. As of the Effective Date each of the Borrower and the Guarantor does not know of any basis for the assertion against the Borrower of any liability or obligation of any nature whatsoever that is not fully reflected in the financial statements delivered pursuant to Section 6.5(a) which, either individually or in the aggregate, could have a Material Adverse Effect on the Borrower or the Guarantor.

          6.6 Litigation. There are no actions, suits or proceedings pending or, to the best knowledge of the Borrower and the Guarantor, threatened (i) with respect to this Agreement or any Credit Document (ii) with respect to any of the transactions contemplated hereby or (iii) that are reasonably likely to have a Material Adverse Effect on the Borrower or the Guarantor.

          6.7 True and Complete Disclosure. All factual information (taken as a whole) heretofore or contemporaneously furnished by or on behalf of the Borrower or the Guarantor in writing to the Bank or its Affiliates (including, without limitation, all information contained in the Credit Documents) for purposes of or in connection with this Agreement or any transaction contemplated herein is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of the Borrower and the Guarantor in writing to the Bank or its Affiliates will be, true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information (taken as a whole) not misleading at such time in light of the circumstances under which such information was provided.

          6.8 Use of Proceeds; Margin Regulations. All proceeds of the Loan shall be used by the Borrower for the sole purpose of repaying the US$ 120,000,000 credit agreement with Hollandesche Bank Unie referred to in the Witnesseth Section. No part of the proceeds of the Loan will be used by the Borrower to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock. Neither the making of any Loan nor the use of the proceeds thereof will violate or be inconsistent with the provisions of Regulations G, T, U or X of the Board of Governors of the Federal Reserve System.

          6.9 Tax Returns and Payments. Each of the Borrower and the Guarantor has filed all tax returns required to be filed by it and has paid all income taxes payable by it which have become due pursuant to such tax returns and all other taxes and assessments payable by it which have become due, other than those not yet delinquent and except for those contested in good faith and for which adequate reserves have been established. Each of the Borrower and the Guarantor has paid, or has provided adequate reserves (in the good faith judgment of the management of the Borrower and the Guarantor) for the payment of, all federal and state income taxes applicable for all prior fiscal years and for the current fiscal year to the date hereof.

          6.10 Compliance with Statutes, etc. Each of the Borrower and the Guarantor is in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies of Venezuela, Panama, Aruba, or foreign, in respect of the conduct of its business and the ownership of its property (including applicable statutes, regulations, orders and restrictions relating to environmental standards and controls), except such non compliances as would not, in the aggregate, have a Material Adverse Effect on the Borrower or the Guarantor.

          6.11 Investment Company Act. Neither the Borrower nor the Guarantor is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

          6.12 Labor Relations. Except as set forth in the Disclosure Schedule attached hereto as Schedule II, neither the Borrower nor the Guarantor is engaged in any unfair labor practice that could have a Material Adverse Effect on the Borrower or the Guarantor. There is (i) no significant unfair labor practice complaint pending against the Borrower or the Guarantor or, to the best knowledge of each of the Borrower and the Guarantor, threatened against it, and no significant grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Borrower or the Guarantor or, to the best knowledge of each of the Borrower and the Guarantor, threatened against it, (ii) no significant strike, labor dispute, slowdown or stoppage pending against the Borrower or the Guarantor or, to the best knowledge of the Borrower and the Guarantor, threatened against the Borrower or the Guarantor, and (iii) to the best knowledge of the Borrower and the Guarantor, no union representation question existing with respect to the employees of the Borrower or the Guarantor and, to the best knowledge of the Borrower and the Guarantor, no union organizing activities are taking place, except (with respect to any matter specified in clause
(i), (ii) or (iii) above, either individually or in the aggregate) such as could not have a Material Adverse Effect on the Borrower or the Guarantor.

          6.13 Patents, Licenses, Franchises and Formulas. Each of the Borrower and the Guarantor owns all the patents, trademarks, permits, service marks, trade names, copyrights, licenses, franchises and formulas, or rights with respect to the foregoing, and has obtained assignments of all leases and other rights of whatever nature, necessary for the present conduct of its business, without any known conflict with the rights of others which, or the failure to obtain which, as the case may be, would result in a Material Adverse Effect on the Borrower or the Guarantor.

          6.14 Taxes and Withholding. No income, stamp or other taxes (other than the 4.95% withholding tax with respect to Venezuela to be applied on interest payments, or taxes which are measured by, net income or net profits) or levies, imposts, deductions, charges, compulsory loans or withholdings whatsoever are, under applicable law in Venezuela or Panama as of the Effective Date, imposed, assessed, levied or collected in Venezuela or Panama, or any political subdivision or taxing authority thereof or therein either (i) on or by virtue of the execution or delivery of any Credit Document or (ii) on any payment to be made by it pursuant to any Credit Document.

          6.15 No Immunity. Each of the Borrower and the Guarantor is subject to civil and commercial law with respect to its obligations hereunder, and the execution, delivery and performance by it of its obligations under each Credit Document to which it is a party constitute private and commercial acts (jure gestionis acts) rather than public or governmental acts (jure imperii acts). None of it or any of its properties has any immunity from jurisdiction of any court or from set-off or any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) under the laws of Venezuela or any other jurisdiction.

          6.16 Pari Passu Ranking. The obligations of each of the Borrower and the Guarantor under this Agreement, the Note and any other Credit Documents to which each of the Borrower and the Guarantor is a party constitute the direct, unconditional and unsubordinated obligations of the Borrower and the Guarantor and will rank pari passu in priority of payment and in all other respects with all other Indebtedness of the Borrower and the Guarantor.

          6.17 Validity. Each Credit Document is in proper legal form under the laws of Venezuela, Panama, New York and Aruba for the enforcement thereof against it under the law of such jurisdictions; and to ensure the legality, validity, enforceability or admissibility in evidence of each such Credit Document in Venezuela, Panama, New York and Aruba it is not necessary that such Credit Document or any other document be filed or recorded with any court or other authority in Venezuela, Panama, New York or Aruba or that any stamp or similar tax be paid on or in respect of any Credit Document.

          6.18 Absence of Material Adverse Change. At the time each of the Borrower and the Guarantor executes this Agreement and on the Borrowing Date, neither the Borrower nor the Guarantor has experienced any Material Adverse Change since the date of the financial statements delivered by them to the Bank pursuant to Section 5.8.

          SECTION 7. AFFIRMATIVE COVENANTS. Each of the Borrower and the Guarantor covenants and agrees, as applicable, that on and after the Effective Date and until the Total Commitment has terminated and the Loan and the Note, together with interest, Fees and all other Obligations incurred hereunder and thereunder, are paid in full:

          7.1 Information Covenants. The Borrower and the Guarantor will furnish to the Bank:

          (a) Quarterly Financial Statements. As soon as available and in any event within 60 days after the end of each quarter of each fiscal year, quarterly balance sheets and the related statements of income of the Borrower and the Guarantor and statements of cash flow of the Borrower (prepared in Venezuelan GAAP), the Holding Company of the Borrower and the Guarantor for the period ended on such date;

          (b) Annual Financial Statements. Within 120 days after the close of each fiscal year of the Guarantor, the Holding Company of the Borrower and the Borrower, audited statements of financial condition of the Guarantor and the Holding Company of the Borrower and non-audited statements of financial condition of the Borrower (prepared in Venezuelan
GAAP) as at the end of such fiscal year and the related statements of income and retained earnings and statements of changes in financial position for such fiscal year, in each case setting forth comparative figures for the preceding fiscal year and certified in the case of the Guarantor and the Holding Company of the Borrower by independent certified public accountants reasonably acceptable to the Bank, in each case together with a report of such accounting firm stating that in the course of its regular audit of the financial statements of the Guarantor, which audit was conducted in accordance with U.S. GAAP, such accounting firm obtained no knowledge of any Default or Event of Default which has occurred and is continuing or, if in the opinion of such accounting firm such a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof.

          (c) Officer's Certificates. At the time of the delivery of the financial statements provided for in Section 7.1(a) and (b), a certificate of an authorized officer of the Borrower , the Guarantor and the Holding Company of the Borrower to the effect that, to the best of his knowledge, no Default or Event of Default has occurred and is continuing or, if any Default or Event of Default has occurred and is continuing, specifying the nature and extent thereof.

          (d) Notice of Default or Litigation. Promptly, and in any event within three Business Days after an officer of the Borrower or the Guarantor obtains knowledge thereof, notice of (i) the occurrence of any event which constitutes a Default or Event of Default, (ii) any litigation or governmental proceeding pending (x) against the Borrower which could materially and adversely affect the business, operations, property, assets, condition (financial or otherwise) or prospects of the Borrower or the Guarantor or (y) with respect to any Credit Document and (iii) any other event which is likely to have a Material Adverse Effect on the Borrower or the Guarantor.

          (e) Other Reports and Filings. Promptly, copies of all financial information, proxy materials and other information and reports, if any, which each of the Borrower and the Guarantor shall send to any of its security holders or file with any national securities exchange in Venezuela or Panama, any other Venezuelan or Panamanian governmental agencies, as applicable.

          (f) Other Information. From time to time, such other information or documents (financial or otherwise) as the Bank may reasonably request.

          7.2 Books, Records and Inspections. Each of the Borrower, the Holding Company of the Borrower and the Guarantor will keep proper books of record and account in which full, true and correct entries in conformity with U.S. GAAP (but excluding the Borrower, which will keep proper books of records and account in Venezuelan GAAP) and all requirements of law shall be made of all dealings and transactions in relation to its business and activities. Each of the Borrower and the Guarantor will permit officers and designated representatives of the Bank to visit and inspect, under guidance of officers of the Borrower or the Guarantor any of the properties of the Borrower and the Guarantor, and to examine the books of record and account the Borrower and the Guarantor, and discuss the affairs, finances and accounts of the Borrower and the Guarantor with, and be advised as to the same by, its and their officers, all at such reasonable times and intervals and to such reasonable extent as the Bank may request.

          7.3 Maintenance of Property Insurance. Each of the Borrower and the Guarantor will (i) keep all property useful and necessary in its business in good working order and condition, (ii) maintain with financially sound and reputable insurance companies insurance on all its property, and (iii) furnish to the Bank, upon written request, full information as to the insurance carried.

          7.4 Corporate Franchises. Each of the Borrower and the Guarantor will do or cause to be done, all things necessary to preserve and keep in full force and effect its existence and its material rights, franchises, licenses and patents; provided, however, that nothing in this Section 7.4 shall prevent the withdrawal by each of the Borrower and the Guarantor of its qualification as a foreign corporation in any jurisdiction where such withdrawal could not have a Material Adverse Effect on the Borrower or the Guarantor.

          7.5 Compliance with Statutes, etc. Each of the Borrower and the Guarantor will comply with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property (including applicable statutes, regulations, orders and restrictions relating to environmental standards and controls), except such non compliance as could not, in the aggregate, have a Material Adverse Effect on the Borrower or the Guarantor.

          7.6 Performance of Obligations. Each of the Borrower and the Guarantor will perform all its obligations under the terms of each of the Credit Documents, other debt instrument by which it is bound, except such non-performances as could not in the aggregate have a Material Adverse Effect on the Borrower or the Guarantor.

          7.7 Ownership of Shares and Management. 100% of the capital stock of the Borrower shall be indirectly owned by the Guarantor. Each of the Borrower and the Guarantor shall continue to engage in business of the same general type as now conducted by them and preserve, renew and keep in full force and effect its corporate management.

          7.8 Change in Control. Take, or allow its Subsidiaries to take, any action that may be reasonably likely to result in a Change in Control.

          SECTION 8. NEGATIVE COVENANTS.
                     ------------------

          Each of the Borrower and the Guarantor covenants and agrees, as applicable, that on and after the Effective Date and until the Loan and the Note, together with interest, Fees and all other Obligations incurred hereunder and thereunder, are paid in full:

          8.1 Liens. Neither the Borrower nor the Guarantor will incur, assume, suffer to exist any Lien upon or with respect to any property or assets (real or personal, tangible or intangible) of the Borrower or the Guarantor whether now owned or hereafter acquired, provided that the provisions of this Section 8.1 shall not prevent the creation, incurrence, assumption or existence of the following (i) Permitted Liens (Liens described below are herein referred to as "Permitted Liens"):

          (a) pledges or deposits by such Persons under worker's compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases for which such Person is a party, or deposits to secure government bonds to secure performance, surety or appeal bonds to which such Person is a party or which are otherwise required of such Persons, or deposits as security for contested taxes or import duties or for the payment of rent or other obligations of like nature, in which case incurred in the ordinary course of business;

          (b) Liens imposed by law, such as carriers, warehousemen's, laborers', materialmen's, landlords', vendors', workmen's, operators', producers' and good faith by appropriate proceedings or other Liens arising out of judgement or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings of review;

          (c) Liens for taxes, assessments and other governmental charges or levies not yet delinquent or subject to penalties for non-payment or which are being contested in good faith by appropriate proceedings;

          (d) Minor survey exceptions, minor encumbrances, easements or reservations of or with respect to, or rights of others for or with respect to, licenses, rights-of-way, sewers, electric and other utility lines and usages, telegraph and telephone lines, pipelines, surface use, operation of equipment, permits, servitudes and other similar matters, or zoning or other restrictions as to sue of real property or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

          (e) Liens existing on or provided for under the terms of arrangements existing on the Execution Date;

          (f) Liens on property at the time the Borrower or any of its Subsidiaries acquired the property or the entity owning such property, including any acquisition by means of a merger or consolidation with or into the Borrower; provided however, that any such Lien may not extend to any of its property owned by the Borrower or any of its Subsidiaries;

          (g) Liens securing hedge agreements as long as (i) such hedge agreements are of the type customarily entered into in connection with, and are entered into for, the bona fide purpose of reducing financial risk relating to interest rate or foreign exchange fluctuations, and (ii) the collateral securing obligations in respect of such hedge agreements consists only of cash or cash equivalents, and does not exceed in market value on any date an amount equal to 1.5% of consolidated tangible assets of the Borrower (calculated as of the end-date of the last quarter for which consolidated financial statements have been distributed);

          (h) Liens on accounts receivable, inventory or bottles and cases to secure working capital or revolving credit indebtedness incurred by any Subsidiary in the ordinary course of business;

          (i)  Purchase Money Liens;

          (j) Liens securing only indebtedness of a Subsidiary of the Borrower to the Borrower or one or more Subsidiaries of the Borrower;

          (k) Liens on any property to secure indebtedness incurred in connection with the construction, installation or financing of bottling facilities financed through indebtedness issued by The Coca-Coca Company or any subsidiary of it;

          (l) Liens resulting from the deposit funds or evidences of indebtedness in trust for the purpose of defeasing indebtedness in trust for the purpose of defeasing indebtedness of each of the Borrower and the Guarantor or any of its Subsidiaries;

          (m) Legal or equitable encumbrances deemed to exit by reason of negative pledges or the existence of any litigation or other proceeding and any related lis pendent filing (excluding any attachment prior to judgement, judgement lien or attachment lien in aid of execution on a judgment);

          (n) Rights of a common owner of any interest in property held by such Person;

          (o) Liens on property or shares of stock or another Person at the time such other Person becomes a Subsidiary of such Person; provided however, that such Liens are not created, incurred or assumed in connection with, or in contemplation of, such other Person becoming such a Subsidiary of such person; provided further, however, that such Lien may not extend to any other property owned by such person or any of its Subsidiaries;

          (p) Any defects, irregularities or deficiencies in title to easements, rights-of-way or other properties which do not in the aggregate materially adversely affect the value of such properties or materially impair their use in the operations of the business of such Person;

          (q) Liens in favor of the issuers of surety bonds or letters of credit issued pursuant to the request of and for the account of such person in the ordinary course of business; provided however, that the obligations in respect of such letters of credit do not constitute indebtedness;

          (r) Liens arising in connections with capitalized leases in an aggregate principal amount not to exceed US$75,000,000 at any time outstanding; and

          (s) Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancings, refundings, extensions, renewals or replacements), as a whole, or in part, of any indebtedness secured by any Lien referred to in the foregoing clauses (e) to (l) above; provided however, that (i) such new Lien (plus improvements on or to such property) and (ii) the indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of the outstanding principal amount or, if greater, committed amount of the indebtedness described under clauses (e) through (l) above at the time the original Lien became a Permitted Lien this Agreement and any amount greater, committed amount of the indebtedness described under clauses (e) through (l) at the time the original Lien became a Permitted Lien under this Agreement and any amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement; and

          (ii) Liens securing Indebtedness if after giving pro forma effect to the incurrence of such Indebtedness (and the receipt and application of the proceeds thereof) or the securing of outstanding Indebtedness, the sum of (without duplication) all Indebtedness of the Borrower and its Subsidiaries secured by Liens (other than Permitted Liens), at the time of determination would not exceed 10 % of the Consolidated Net Assets of the Guarantor.

          8.2 Consolidation, Merger, etc. The Borrower shall not without the written consent of the Bank, merge, with or into or consolidate with or into any Person, or permit any of it Subsidiaries to do so, unless: (i) either (a) such merger or consolidation is between the Borrower's and its Subsidiaries or Affiliates or between any of the Borrower's Subsidiaries or Affiliates, (b) the Borrower shall be the continuing Person in the case of a merger or (c) the resulting surviving Person if other than the Borrower (the "Successor Company") shall expressly assume, by a written agreement, executed and delivered to the Bank, in form satisfactory to the Bank, all the obligations of the Borrower under the Credit Documents; (ii) immediately after giving effect to such transaction (and treating any debt which becomes an obligation of the Successor Company or any Subsidiary of the Borrower or the Successor Company or such Subsidiary at the time of such transaction), no Default would occur or be continuing and the Borrower shall have delivered to the Bank an officer's certificate to that effect; and (iii) except in the case of a merger or consolidation under clause (i)
(a) above, the Borrower shall have delivered to the Bank an officer certificate and an opinion of counsel, each stating that such consolidation or merger and such written agreement comply with the Credit Documents and, if such consolidation or merger results in a Successor Company, that such written agreement continues to be legal, valid and biding obligation of the Successor Company, enforceable against such entity in accordance with its terms, subject to customary exceptions.

          8.3 Transactions with Affiliates. Neither the Borrower nor the Guarantor will enter into any transaction or series of related transactions, whether or not in the ordinary course of business, with any Affiliate of the Borrower or the Guarantor, as applicable, other than on terms and conditions substantially as favorable to the Borrower or the Guarantor as would be obtainable by the Borrower or the Guarantor, at the time in a comparable arm's-length transaction with a Person other than an Affiliate.

          8.4 Minimum Shareholders Equity. Neither the Borrower nor the Guarantor shall without the written consent of the Bank permit a decrease or reduction of its shareholders equity as of the Effective Date at any time during any period the Loan is outstanding.

          8.5 Limitation on ; Modifications of the Borrower's Certificate of Incorporation and By-Laws. The Borrower and the Guarantor shall report to the Bank within 10 business days any material amendment, modification or change of its certificate of incorporation and by-laws, or after any of them they have taken any other action in connection with any constitutional document that would reasonably by likely to result in Material Adverse Effect.

          8.6 Change in Nature of Business. The Borrower and the Guarantor shall not without the prior consent of the Bank, make, or permit any of its Subsidiaries to make, any material change in the nature and conduct of the business of the Borrower and of the Guarantor and its Subsidiaries as carried out on the date of this Agreement.

          8.7 Financial Covenants Applicable to the Borrower. The Borrower and its Affiliates shall not incur or suffer to exist any Indebtedness in an aggregate amount greater than US$250,000,000.

          SECTION 9. GUARANTY.
                     --------

          9.1 The Guaranty. The Guarantor hereby unconditionally and irrevocably guarantees and promises to pay to the Bank on demand any and all obligations of the Borrower under this Agreement and agrees to pay any and all out-of-pocket costs and expenses and reasonable fees and disbursements of counsel (including the allocated costs of staff counsel) incurred by the Bank in enforcing any rights under this Agreement. The word "Obligations" is used herein in its most comprehensive sense and includes all obligations and liabilities of the Borrower to the Bank under any loan agreement, promissory notes or other instruments to which the Borrower is a party, whether absolute of contingent, liquidated or unliquidated, for principal, interest, fees, indemnities, costs and expenses and all other amounts payable under or in connection with the Credit.

          9.2 Maximum Liability. The liability of the Guarantor under this Agreement shall be limited to obligations for a principal amount of which do not exceed the sum of US$ 20,000,000.00 plus all interest, fees, and other costs and expenses relating to or arising out of the Obligations.

          9.3 Terms of the Guaranty.
              ---------------------

          (a) The Guarantor's obligations hereunder are those of a primary obligor, and not merely a surety, and are independent of the Obligations. A separate action or actions may be brought against the Guarantor whether and action in brought against the Borrower or any other obligor in respect of the Obligations or whether the Borrower or any other obligor in respect of the Obligations is joined in any such action or actions.

          (b) The obligations of the Guarantor under this Agreement are absolute and unconditional, and the Guarantor guarantees that the Obligations will be paid in full on demand when due (whether at stated maturity, by required prepayment, by acceleration, on demand otherwise) in accordance with the terms of this Agreement, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Bank with respect thereto or any other circumstance which might otherwise constitute a defense available to, or a legal or equitable discharge of, a guarantor.

          (c) This Guaranty shall in all respects remain in full force and effect (notwithstanding, without limitation, the dissolution, liquidation, bankruptcy, insolvency or reorganization of the Borrower or any other obligor in respect of the Obligation), unless and until all of the Obligations have been finally paid in full.

          (d) This Guaranty shall in all respects continue in full force and effect or shall be reinstated, as the case may be, if at any time payment, in whole or in part, of any of the Obligations is rescinded or must otherwise be restored or returned for any reason, including, without limitation, because of any change in the corporate existence or structure or ownership of the Borrower or because the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any other obligor in respect of the Obligations or upon or as a result of the appointment of a custodian, receiver, trustee or other officer with similar power with respect to the Borrower or any such other obligor or any material part of its assets, or otherwise, all as though such payment had not been made. If an event permitting the acceleration of the Obligations shall any time have occurred and be continuing and such acceleration shall at such time be prevented by reason of the pendency against the Borrower of a case of proceeding under any bankruptcy or insolvency law, the Guarantor agrees that, for purposes of this Guaranty and its obligations hereunder, the Obligations shall be deemed to have been accelerated and the Guarantor shall forthwith pay such Obligations, and the other obligations hereunder, without any further notice or demand.

          (e) Without limiting the foregoing, the Guarantor authorizes the Bank, without notice or demand and without affecting the Guarantor's liability hereunder, from time to time to (i) renew, extend, accelerated, compromise, settle restructure, refinance, refund or otherwise change the amount and time for payment of the Obligations, or otherwise change the terms of the Obligations or any part thereof; (ii) take and hold security for the payment of this Guaranty of the Obligations or the obligations of other obligors in respect of the Obligations and enforce any such security,
(iii) apply such security and direct the order or manner of sale thereof or sell, exchange, release, compromise, settle, waive or surrender any such security; and (iv) take, hold, exchange, release, compromise, settle, amend or waive, or consent to the departure from the terms of, any guaranty or other agreement relating to the obligations of any other obligor in respect of the Obligations. The Bank shall have no obligation to perfect, secure, protect or insure any collateral agreement or any collateral and the Guarantor's liability hereunder shall not be affected by the non-perfection, invalidity or unenforceability of any collateral or collateral agreement.

          (f) Notwithstanding any payments made by the Guarantor hereunder, the Guarantor shall not be entitled to be subrogated to any of the rights of the Bank against the Borrower or any other person or to any collateral or other rights or interests held of the payment of the Obligations of the Guarantor hereunder have been finally paid in full. If the Guarantor shall receive any payment on account of any subrogation rights at any time when all the Obligations and the Guarantor's obligations hereunder shall not have been paid in full, any amount so paid will be held in trust by the Guarantor and promptly turned over to the Bank to be applied first to the Obligations until paid in full and thereafter to the Guarantor's obligations hereunder.

          (g) Guarantor's liability under this Guaranty shall be unconditional irrespective of (i) any exchange, release or non-perfection of any collateral securing payment of any Obligations, (ii) the existence of any claim, set-off or other rights which we may have at any time against the Borrower, the Guarantor, provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim,
(iii) any statute of limitation and (iv) any other circumstance which might otherwise constitute a defense available to, or a legal or equitable discharge of the Borrower or the Guarantor, other than the payment in full of the Obligations.

          (h) The Guarantor unconditionally waives any right to require the Bank to (i) proceed against the Borrower or any other obligor in respect of the Obligations, (ii) proceed against or exhaust any security held directly or indirectly on account of the Obligations, or (iii) pursue any other remedy in the Bank's powers whatsoever Guarantor unconditionally waives any defense arising by reason of any disability or other legal or equitable defense of the Borrower by reason of the cessation from any cause whatsoever of the liability of the Borrower other than final payment in full in cash of the Obligations. The Guarantor waives all diligence, presentments, protest, notices of protest, notices of dishonor, notices of non-payment, acceptance and notices of acceptance of this Guaranty.

          (i) All payments by Guarantor hereunder shall be made in freely transferable Yen in same day funds free and clear of all taxes or other deductions levied or assessed by any domestic or foreign governmental entity. Such payments shall be made without set-off or counterclaim and free and clear of and without deduction or withholding for or on account of any present or future taxes, levies, imposts, duties or other charges of whatsoever nature imposed, levied, assessed, collected or required to be withheld by any government or political subdivision or taxing authority thereof. In the event that Guarantor shall be compelled by law to make any such deduction, then it shall pay such additional amounts as may be necessary to ensure that the net amount received by the Bank shall equal the amount it would have received if such withholding would not have been made, and Guarantor shall furnish copies of the receipts evidencing that such taxes have been paid within 30 days after such taxes are due.

           9.4 Waiver of Notices. Etc. The Guarantor hereby waives (i) notice of acceptance of this Guaranty and of any extension of credit by the Bank to the Borrower; (ii) presentment and demand for payment of any of the Obligation; (iii) protest and notice of dishonor or default to the Guarantor or to any other party with respect to any of the Obligations; and
(iv) all other notices to which the Guarantor might otherwise be entitled.

          9.5 Continuing Guaranty. This is a continuing guaranty and shall
(i) remain in full force and effect until the Bank shall have received written notice from the Guarantor that has been revoked, but any such notice shall not release the Guarantor from any liability as to any Obligation or the Guarantor's obligations hereunder (including any contingent liability) existing at the time of such notice (ii) be binding upon the Guarantor and the Guarantor's successors and assigns, and (iii) inure to the benefit of, and be enforceable by, the Bank and the Bank's successors, transferees and assigns. Without limiting the generality of the foregoing clause (iii), the Bank may assign or otherwise transfer all or any portion of the Bank's rights and obligations to any other person or entity, and such other person or entity shall thereupon become vested with all the benefits thereof granted to the Bank herein or otherwise.

          SECTION 10. EVENTS OF DEFAULT.
                      -----------------

          Upon the occurrence of any of the following specified events (each an "Event of Default"):

          10.1 Payments. The Borrower shall (i) default, and such default shall continue unremedied for two or more days, in the payment when due of any principal of or any interest on the Loan or any Note or any Fees or
(ii) default and such default shall continue unremedied for five (5) or more days after written notice thereof delivered to the Borrower on any other amounts owing hereunder or under the Note; or

          10.2 Representations, etc. Any representation, warranty or statement made by or on behalf of each of the Borrower and the Guarantor herein or in any other Credit Document or in any certificate delivered pursuant hereto or thereto shall prove to be incorrect or untrue in any material respect on the date as of which made or deemed made; or

          10.3 Covenants. The Borrower or the Guarantor, as it may be, shall (i) default in the due performance or observance by it of any term, covenant or agreement contained in Sections 7 or 8 of this Agreement or
(ii) default in the due performance or observance by it of any term, covenant or agreement (other than those referred to in Sections 10.1 and 10.2 and clause (i) of this Section 10.3) contained in this Agreement and such default shall continue unremedied for a period of 20 days after written notice to the Borrower or the Guarantor by the Bank; or

          10.4 Default Under Other Agreements. Either the Borrower or the Guarantor the shall (i) default in any payment of any Indebtedness (other than the Notes) in an aggregate equal or greater than US$20,000,000 beyond the period of grace (not to exceed 30 days), if any, provided in the instrument or agreement under which such Indebtedness was created or (ii) default in the observance or performance of any guarantee, agreement, collateral arrangements or condition relating to any Indebtedness (other than the Notes) or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or Bank on behalf of such holder or holders) to cause (determined without regard to whether any notice is required), any such Indebtedness to become due prior to its stated maturity whether or not such holder excersises its rights of acceleration; or any Indebtedness of the Borrower or the Guarantor shall be declared to be due and payable, or required to be prepaid other than by a regularly scheduled required prepayment, prior to the stated maturity thereof; or

          10.5 Bankruptcy and Insolvency. Either the Borrower or the Guarantor shall generally not pay its or their debts as such debts become due, or shall admit in writing its or their inability to pay its debts generally or shall make a general assignment in favor of its creditors; or any proceeding is commenced against the Borrower, and the proceeding is not controverted within 10 days, or is not dismissed within 30 days, after commencement of the case; or a custodian or trustee or receiver is appointed for, or takes charge of, all or substantially all of the property of the Borrower or the Guarantor; or the Borrower or the Guarantor commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of Venezuela or Panama, as applicable, or any other jurisdiction whether now or hereafter in effect relating to the Borrower or the Guarantor; or there is commenced against the Borrower or the Guarantor any such proceeding which remains undismissed for a period of 30 days; or the Borrower or the Guarantor is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Borrower or the Guarantor suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 30 days; or any corporate action is taken by the Borrower or the Guarantor for the purpose of effecting any of the foregoing; or

          10.6 Monetary Judgments. One or more judgments or decrees shall be entered against the Borrower or the Guarantor involving in the aggregate a liability (not paid or fully covered by insurance) of US$20,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged or stayed or bonded pending appeal within 60 days after the entry thereof; or

          10.7 Non-monetary Judgments. Any non-monetary judgment or order shall be rendered against the Borrower or the Guarantor that could reasonably be expected to have a Material Adverse Effect, and there shall be any period of 60 consecutive days during which such judgment or order shall not have been vacated, discharged or stayed or bonded pending appeal; or

          10.8 Pari Passu Ranking. The obligations of each of the Borrower and the Guarantor under the Credit Documents shall fail to rank at least pari passu with all other unsecured Indebtedness of the Borrower and the Guarantor; or

          10.9 Governmental Approvals and Comments. Any governmental or other consent, license, approval or authorization which is now or may in the future be necessary or appropriate under any applicable law or regulation for the execution, delivery or performance by each of the Borrower or the Guarantor of any Credit Document to which it is a party or to make any such agreement or instrument legal, valid, enforceable and admissible in evidence shall not be obtained or shall be withdrawn, revoked or modified or shall cease to be in full force and effect or shall be modified in any manner which would have a Material Adverse Effect on the rights or remedies of the Bank; or

          10.10 Occurrence of Material Adverse Change. The Bank shall determine, in its good faith, reasonable judgment, that a Material Adverse Change shall have occurred; or

          10.11 Governmental Action or Event of Sovereign Risk.

          (a) Either (i) any authority asserting or exercising governmental or police powers in Venezuela or Panama, or any other applicable jurisdiction shall take any action, including a general moratorium, canceling, suspending or deferring the obligation of the Borrower to pay any amount of principal or interest payable under this Agreement, the Note, or any other Credit Document or preventing or hindering the fulfillment by any Person of the Obligations, or having an effect on the currency in which such Person may pay its obligations under this Agreement or the Note or any other Credit Document or on the availability of foreign currencies in exchange for other Venezuelan currency or otherwise or (ii) any such Person shall, voluntarily or involuntarily, participate or take any action to participate in any facility or exercise involving the rescheduling of any of such Person's debts or restructuring of the currency in which such Person may pay its or his obligations; provided, however, that upon occurrence of the event described above or and Event of Sovereign Risk the Borrower shall identify within fifteen (15) business days from such date a related company or Affiliate acceptable to the Bank which shall assume all the payment obligations set forth in this Agreement (the "Payor"). Upon assumption by the Payor of the payment obligations set forth in the Agreement within the period stated above, the Payor unconditionally accepts to pay the Loan in Yen in accordance with the terms and conditions set forth hereto. The Event of Default described in this Section 10.11 (a) shall be effectively verified only if the Payor shall default in the payment of the obligations assumed by the Borrower as set forth in this Agreement;

          (b) Any authority asserting or exercising governmental or police powers in Venezuela or Panama or any Person acting or purporting to act under such authority shall have taken any action to condemn, seize or appropriate, or to assume custody or control of, all or any substantial part of the property of the Borrower;

          10.12 Swap Agreements. If (i) with respect to Tranche A of the cross currency swap transaction with Trade date of July 18, 2000 under the terms of the Confirmation dated as of July 19, 2000 (the "Confimation") between Citibank, N.A. and the Borrower, a Sovereign Risk Event under the Swap Agreements has occurred and has been declared and not been cured within the period provided for in the section of the Confirmation relating to Tranche A entitled "Obligations upon Occurrence of Sovereign Risk Event", or (ii) an Event of Default under the Swap Agreements has occurred under the terms of the swap transaction described in the Confirmation (for the avoidance of doubt, the terms of the swap transaction referred to in this clause (ii) includes both Tranche A and Tranche B to the extent that either or both is still outstanding), or (iii) with respect to the time deposit ("Time Deposit") described in the Confirmation ("Time Deposit Confirmation") to the Account Opening Agreement dated as of July 18, 2000 by and between the Guarantor and Citibank, N.A., a Risk Event has occurred with respect to the Time Deposit and, in the case of a Sovereign Risk Event as defined in the Time Deposit Confirmation, has not been cured within the period provided for in such Time Deposit Confirmation;

then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Bank shall by written notice to the Borrower, take any or all of the following actions, without prejudice to the rights of the Bank or the holder of any Note to enforce its claims against the Borrower (provided, that, if an Event of Default specified in Section 10.5 shall occur with respect to the Borrower, the result which would occur upon the giving of written notice by the Bank to the Borrower as specified in clauses (i) and (ii) below shall occur automatically without the giving of any such notice): (i) declare the Total Commitment terminated, whereupon the Commitment of the Bank shall forthwith terminate immediately and any Commitment Commission and Arrangement Fee shall forthwith become due and payable without any other notice of any kind; (ii) declare the principal of and any accrued interest in respect of the Loan and the Notes and all Obligations owing hereunder and thereunder to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; (iii) exercise any other rights available under the Credit Documents or other document or instrument entered into in connection therewith or under applicable law.

          SECTION 11. MISCELLANEOUS.
                      -------------

          11.1 Payment of Expenses, Indemnification, etc. Each of the Borrower and the Guarantor shall: (i) whether or not the transactions herein contemplated are consummated, pay all reasonable out-of-pocket costs and expenses (x) of the Bank in connection with the preparation, execution and delivery of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein and any amendment, waiver or consent relating hereto or thereto and (y) of the Bank in connection with the enforcement of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein (including, without limitation, the reasonable fees and disbursements of counsel for the Bank); (ii) pay and hold the Bank harmless from and against any and all present and future stamp and other similar taxes with respect to the foregoing matters and save the Bank harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to such Bank) to pay such taxes; and
(iii) indemnify the Bank, its officers, directors, employees, representatives, attorneys and agents from, and hold each of them harmless against, any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits, costs, expenses and disbursements incurred by any of them as a result of, or arising out of, or in any way related to, or by reason of, any investigation, litigation or other proceeding (whether or not the Bank is a party thereto) related to the entering into and/or performance of this Agreement or any other Credit Document or the use of the proceeds of the Loan hereunder or the consummation of any transactions contemplated herein or in any other Credit Document, including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation, litigation or other proceeding (but excluding any such liabilities, obligations, losses, to the extent incurred by reason of the gross negligence or willful misconduct of the Bank, its officers, directors, employees, representatives, attorneys or agents).

          11.2 Right of Set-off. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence and continuance of an Event of Default, the Bank is hereby authorized, to the extent permitted by law, at any time or from time to time, without presentment, demand, protest or other notice of any kind to the Borrower, the Guarantor, if the Borrower fails to pay its obligations, or to any other Person, any such notice being hereby expressly waived, to set-off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by the Bank, its Affiliates or related companies (including, without limitation, by branches, agencies, related entities or Affiliates of the Bank wherever located) to or for the credit or the account of the Borrower or the Guarantor against and on account of the Obligations and liabilities of the Borrower, the Guarantor to the Bank under this Agreement or under any of the other Credit Documents, including, without limitation, all claims of any nature or description arising out of or connected with this Agreement or any other Credit Document, irrespective of whether or not the Bank shall have made any demand hereunder and although said Obligations, liabilities or claims, or any of them, shall be contingent or unmatured.

          11.3 Notices. Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including telegraphic, telex, facsimile or cable communication) and mailed by special courier or certified mail, telexed, cabled, or faxed followed by certified mail or special courier or delivered: if to the Borrower or if to the Guarantor, at their respective address specified opposite its signature below; if to the Bank, at its Notice Office; or, as to the Borrower or the Guarantor or the Bank, at such other address as shall be designated by such party in a written notice to the other parties hereto and, as to each other party, at such other address as shall be designated by such party in a written notice to the Borrower and the Bank. All such notices and communications shall, when mailed, telexed, facsimiled, or cabled or sent by special courier, be effective when delivered to the, cable company or special courier, as the case may be, or sent by telex or facsimile, except that notices and communications to the Bank shall not be effective until received by either the Bank, the Guarantor or the Borrower, as the case may be. The Borrower shall notify the Guarantor as of any Event of Default by the same means.

          11.4 Assignment; Benefit of Agreement. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided, however, that the Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent of the Bank, and, provided further, that, although the Bank may transfer or assign the Loan to any of its Subsidiaries or Affiliates or related entities or third parties and may transfer, assign or grant participations in its rights hereunder and under the Notes, the Bank shall remain a "Bank" for all purposes hereunder and, except for transfers or assignments to the Bank's Subsidiaries or Affiliates or related entities, the transferee, assignee or participant, as the case may be, shall not constitute a "Bank" hereunder and, provided further, that no Bank shall transfer, grant or assign any participation under which the participant shall have rights to approve any amendment to or waiver of this Agreement. In the case of any such participation, the participant shall not have any rights under this Agreement or any of the other Credit Documents (the participant's rights against such Bank in respect of such participation to be those set forth in the agreement executed by the Bank in favor of the participant relating thereto) and all amounts payable by the Borrower hereunder shall be determined as if the Bank had not sold such participation, except that the participant shall be entitled to the benefits of Sections 2.5, 2.7, 2.8 and 4.5 of this Agreement to the extent that the Bank would be entitled to such benefits if the participation had not been transferred, granted or assigned.

          11.5 No Waiver; Remedies Cumulative. No failure or delay on the part of the Bank or the holder of any Note in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between the Borrower and the Bank or the holder of any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights, powers and remedies herein or in any other Credit Document expressly provided are cumulative and not exclusive of any rights, powers or remedies which the Bank or the holder of any Note would otherwise have. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Bank or the holder of any Note to any other or further action in any circumstances without notice or demand.

          11.6 Calculations; Computations. (a) The financial statements to be furnished to the Bank pursuant hereto shall be made and prepared in accordance with U.S. GAAP consistently applied throughout the periods involved (except as set forth in the Notes thereto or as otherwise disclosed in writing by the Borrower to the Bank); provided, however, that, except as otherwise specifically provided herein, all computations determining compliance with Section 8 shall utilize accounting principles and policies in conformity with those used to prepare the historical financial statements delivered to the Bank pursuant to Section 6.5(a).

          (b) All computations of interest and Fees hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or Fees are payable.

          11.7 Governing Law; Submission to Jurisdiction; Venue.

          (a) THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICT OF LAWS. Any legal action or proceeding against the Borrower with respect to this Agreement or any other Credit Document may be brought in the courts of the State of New York or of the United States for the Southern District of New York, and, by execution and delivery of this Agreement, the Borrower hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts. Each of the Borrower and the Guarantor hereby irrevocably designates, appoints and empowers the Process Agent, as its designee, appointee and agent to receive, accept and acknowledge for and on its behalf, and in respect of its property, service of any and all legal process, summons, notices and documents which may be served in any such action or proceeding. If for any reason such designee, appointee and agent shall cease to be available to act as such, each of the Borrower and the Guarantor agrees to designate a new designee, appointee and agent in New York City on the terms and for the purposes of this provision satisfactory to the Bank. Each of the Borrower and the Guarantor further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the Borrower at its address set forth opposite its signature below, such service to become effective 30 days after such mailing. Nothing herein shall affect the right of the Bank or the holder of any Note to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Borrower in any other jurisdiction.

          (b) Each of the Borrower and the Guarantor hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement or any other Credit Document brought in the courts referred to in clause (a) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

          11.8 Obligation to Make Payments in Yen. The obligation of each of the Borrower and the Guarantor to make payment in Japanese Yen of the principal of and interest on the Note and any other amounts due hereunder or under any other Credit Document to the Bank's Account as provided in
Section 4.4 4.3 shall not be discharged or satisfied by any tender, or any recovery pursuant to any judgment, which is expressed in or converted into any currency other than Yen, except to the extent such tender or recovery shall result in the actual receipt in the Bank's Account of the full amount of Yen expressed to be payable in respect of the principal of and interest on the Note and all other amounts due hereunder or under any other Credit Document. The obligation of each of the Borrower and the Guarantor to make payments in Yen as aforesaid shall be enforceable as an alternative or additional cause of action for the purpose of recovery in Yen of the amount, if any, by which such actual receipt shall fall short of the full amount of Yen expressed to be payable in respect of the principal of and interest on the Notes and any other amounts due under any other Credit Document, and shall not be affected by judgment being obtained for any other sums due under this Agreement or under any other Credit Document.

          11.9 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Borrower, the Guarantor and the Bank.

          11.10 Effectiveness. This Agreement shall become effective on the date (the "Effective Date") on which the Borrower, the Guarantor and the Bank shall have signed a copy hereof (whether the same or different copies) and shall have delivered the same to the Bank. The Bank will give the Borrower and the Guarantor prompt written notice of the occurrence of the Effective Date.

          11.11 Headings Descriptive. The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

          11.12 Amendment or Waiver. Neither this Agreement nor any other Credit Document nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the Bank; provided, however, that no such change, waiver, discharge or termination shall, without the consent of the Bank, (i) extend the final maturity of any Loan or Note, or reduce the rate or extend the time of payment of interest or Fees thereon, or reduce the principal amount thereof, or increase the Commitment of any Bank over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in the Total Commitment shall not constitute a change in the terms of any Commitment of the Bank), (ii) amend, modify or waive any provision of this Section 11.12 or Sections 11.1, 11.2, 11.4, or 11.6(b) or (iii) consent to the assignment or transfer by the Borrower or the Guarantor of any of its rights and obligations under this Agreement.

          11.13 Survival. All indemnities set forth herein including, without limitation, in Sections 2.7, 2.8, 4.5 and 11.1 shall survive the execution and delivery of this Agreement and the Notes and the making and repayment of the Loan.

          11.14 Waiver of Immunity. To the extent that the Borrower or the Guarantor has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, each of the Borrower and the Guarantor hereby irrevocably and unconditionally waives such immunity in respect of its obligations under the Agreement and the Notes and, without limiting the generality of the foregoing, agrees that the waivers set forth in this Section 11.14 shall have the fullest scope permitted under the Foreign Sovereign Immunities Act of 1976 of the United States and are intended to be irrevocable for purposes of such act.

          11.15 Waiver of Jury Trial. EACH OF THE BORROWER, THE GUARANTOR AND THE BANK HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE NOTES OR THE ACTIONS OF THE BANK OR ITS AFFILIATES IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.

          IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Agreement as of the date first above written.

The Borrower:
------------

PANAMCO DE VENEZUELA S.A., 4ta. Transversal de los Cortijos de Lourdes Los Ruices, Caracas 1071 - Venezuela. Telephone: (582) 203-6411; Telecopy:
(582) 203-6453

By ____________________
Name: __________________
Title: _______________


PANAMERICAN BEVERAGES, INC.

As Guarantor
By ___________________
Name: ___________________
Title: ___________________



Panamerican Beverages, Inc.
Torre Dresdner Bank
Piso No. 7, Calle 50
Panama City - Panama
Telecopy: (507) 223-8308
Attention:Chief Financial Officer
Copy to: Panamco LLC
Waterford Business Park 5201
Blue Lagoon Drive, Pent-House
Miami, FL 33126
Telecopy: (305) 8563900
Attention: General Counsel


Commitment: Yen 2,163,000,000.00                     The Bank:
Applicable Lending Office:                  INARCO INTERNATIONAL BANK, N.V.
Arulex Center
Punta Brabo
Oranjestad, Aruba
Netherlands, Antilles
Attn: Nicolas Dadiotis
Telecopy No. (297) 886711                   By:______________________________
Telephone No. [           ]                     Name: Nicolas Dadiotis
                                                Title: Attorney- in-Fact

                                 Schedule I
                                 ----------

INTEREST PAYMENT DATES
----------------------

January 26, 2001

July 26, 2001

January 28, 2002

July 26, 2002

January 27, 2003

July 28, 2003

                                Schedule II

                             Section 6.12 (iii)

          None, except that in August of 1999 and June of 2000, a group of independent distributors of the Borrower (the "Independent Distributors") organized certain strikes and stoppages in certain of the bottling plants and distribution centers operated by the Borrower and also threatened to organize strikes and stoppages in other bottling plants and distribution centers operated by the Borrower.

          In September of 1999, the Independent Distributors commenced a proceeding to incorporate a union of independent distributors. Since the incorporation process began, the Borrower has vigorously opposed its formation through all available legal channels, being as of the date hereof unsuccessful to obtain a favorable decision. In February 2000, the Borrower presented a nullity recourse against the union incorporation solicitation, and made a preliminary injunction request (based on the violation of certain constitutional rights of the Borrower) before the Venezuelan Supreme Court. A decision on the injunction request should be obtained during the coming weeks and a final decision of the nullity recourse should be issued by the Supreme Court within the next 12 to 16 months.

          If the Borrower's opposition is unsuccessful, the Independent Distributors could among other things, demand the negotiation of a collective bargaining agreement, which could translate into the recognition by the Borrower of certain labor rights. It could also be subject to face several claims and demands on an individual basis (from each of the Independent Distributors) for the payment of certain labor and severance rights.

                                                                  EXHIBIT A

                            NOTICE OF BORROWING

                                                              July 18, 2000

Inarco International Bank, N.V.

Arulex Center
Punta Brabo
Oranjestad, Aruba
Netherlands Antilles

Attention:  Nicholas Dadiotis

Ladies and Gentlemen:

          The undersigned, Panamco de Venezuela, S.A., refers to the Credit Agreement, dated as of July 18, 2000 (as amended from time to time, the "Credit Agreement," the terms defined therein being used herein as therein defined), among the undersigned, Panamerican Beverages, Inc., and you, as the Bank, and hereby gives you notice, irrevocably, pursuant to Section 2.2 of the Credit Agreement, that the undersigned hereby requests a Borrowing under the Credit Agreement, and in that connection sets forth below the information relating to such Borrowing (the "Proposed Borrowing") as required by Section 2.2 of the Credit Agreement:

          (i) The Business Day of the Proposed Borrowing is July 26, 2000.

          (ii) The aggregate principal amount of the Proposed Borrowing is Yen 2,163,000,000.00 .

          (iii) The Proposed Borrowing is to consist of a floating Interest Rate Loan.

          (iv) The initial and each subsequent Interest Payment Date for the Proposed Borrowing is established in Schedule I of the Credit Agreement.

          Please transfer the Proposed Borrowing as follows: [to be completed].

          The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed
Borrowing:

          (A) the representations and warranties contained in Section 6 of the Credit Agreement are correct, before and after giving effect to the Proposed Borrowing and to the application of the proceeds thereof, as though made on and as of such date; and

          (B) no Default or Event of Default has occurred and is continuing, or would result from such Proposed Borrowing or from the application of the proceeds thereof.

                                   Very truly yours,

                                                                  Exhibit A
                                                                     Page 2


                        PANAMCO DE VENEZUELA, S.A...


          By: ___________________

          Name: ___________

                                                                  Exhibit B

                          FORM OF PROMISSORY NOTE

YEN                                                       New York, New York
                                                              July 18, 2000


          FOR VALUE RECEIVED, Panamco de Venezuela, S.A., a corporation organized and existing under the laws of the Republic of Venezuela (the "Borrower"), hereby unconditionally promises to pay to the order of INARCO INTERNATIONAL BANK, N.V. (the "Bank"), in lawful money of the Kingdom of Japan in immediately available funds, at the account number 022 1576403 of Citibank, N.A. Aruba maintained in its Tokyo, Japan, Branch, for the principal sum of Two Billion One Hundred and Sixty Three Million (YEN 2,163,000,000.00) on July 28, 2003.

          The principal amount hereof shall earn interest at the prevailing LIBOR plus 3.55% (the "Margin")."LIBOR" shall mean the rate of interest per annum at which deposits in Yen are offered by the principal office of Citibank, N.A. in London, England, to prime banks in the London Interbank Market at 11:00 am (London time) two Business Days before the first day of each Interest Period for a period equal to such Interest Period for approximately equal amounts for such Interest Period. Interest shall be paid at the end of each Interest Period. "Interest Period" means the period of time used to calculate interest, beginning on the date the Loan is disbursed and ending on the first Interest Payment Date and each subsequent periods; provided that, if an Interest Period ends on a day which is not a Business Day it shall be extended to the next Business Day, unless it falls on the next calendar month in which case it shall be reduced to the next preceding Business Day. "Business Day" shall mean any day except Saturday, Sunday and any day which shall be in New York City or Aruba or Caracas, Venezuela a legal holiday or a day on which banking institutions are authorized or required by law or other government action to close.

          Interest shall be payable on the following dates ("Interest Payment Dates"):

                        January 26, 2001

                        July 26, 2001

                        January 28, 2002

                        July 26, 2002

                        January 27, 2003

                        July 28, 2003

          If the principal amount hereof is not fully paid at maturity, the unpaid balance thereof shall earn penalty interest at the rate of 2% per annum above the interest rate payable pursuant to Section 2.5(a) and (c) calculated from the maturity date until payment in full. Such interest to accrue on a daily basis from the date such principal or interest was due with such interest to be payable on demand.

          Interest hereunder shall be calculated on the actual number of calendar days elapsed on a year of 360 days.

                                                                  EXHIBIT B
                                                                     Page 2


          The principal amount hereof and interest thereon shall be payable in lawful currency of the Kingdom of Japan and in same day funds or any other funds which at the time of payment shall be customary for the settlement of international transactions in Yen, at the office of Citibank, N.A., in Tokyo, Japan, free and clear of and without deduction for any and all charges and withholdings and all liabilities with respect thereto excluding income and franchise taxes of Venezuela, Aruba, Panama and the United States of America.

          The Borrower hereof covenants to pay all taxes, levies, imposts, duties, charges and withholdings imposed by any authority of the United States, Venezuela, Aruba, Panama or any other jurisdiction on the principal sum hereof and interest thereon before any penalties or surcharges are payable in connection thereto and further covenants to deliver to the Bank within 30 days from the date such taxes, levies, imposts, duties, charges and withholdings become due and payable the appropriate documentation evidencing payment thereof.

          In the case this Note or the rights hereunder are negotiated, the Bank is authorized by the Borrower to disclose general financial information about the Borrower to the person the Bank sells, transfers, or participates this Note or the rights hereunder.

          This Note is the Note referred to in the Credit Agreement dated as of July 18, 2000 (as amended, the "Credit Agreement") among the Borrower, the Bank and Panamerican Beverages, Inc. Capitalized terms used but not defined herein have the meanings set forth in the Credit Agreement. The Credit Agreement contains, among other provisions, events of default which permit the Bank to accelerate the payment hereof.

          The Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Note. This Note shall be construed in accordance with and be governed by the law of the State of New York.

PANAMCO DE VENEZUELA, S.A..

     By: ___________________

     Name: ___________

     Title: _____________


     By Guarantor:

     Name:

     Title

                                                                  Exhibit C

                  FORM OF OPINION OF VENEZUELAN COUNSEL TO

                      THE BORROWER [AND THE GUARANTOR]


                              [TO BE ADJUSTED]

                                                              July 18, 2000

To the Bank party to
the Credit Agreement dated as of July 18 , 2000 between Panamco de Venezuela, S.A. (the "Borrower") and
INARCO INTERNATIONAL BANK, N.V. as the Bank

Re:   Credit Agreement between Panamco de Venezuela,
      S.A. and Inarco International Bank, N.V.


Ladies and Gentlemen:


          We have acted as Venezuelan counsel for the Borrower in connection with the preparation, execution and delivery of the Credit Agreement dated as of July 18, 2000 (the "Credit Agreement"), ISDA Master Agreement between Citibank, N.A. and Panamco de Venezuela, Schedule to Master Agreement between Citibank, N.A. and Panamco de Venezuela, the Confirmation of USD/JPY Cross-Currency Swap between the Borrower and Citibank, N.A. the Confirmation VEB/JPY Cross-Currency Swap between the Borrower and Citibank, N.A., the Notes, (collectively, the "Credit Documents"). Unless otherwise defined herein, terms defined in the Credit Agreement are used herein as therein defined.

          In that connection, we have examined:

          (1) The Credit Documents.

          (2) The documents furnished by the Borrower pursuant to 5.5 of the Credit Agreement.

          (3) The current Articles of Incorporation-By-laws (Documento Constitutivo-Estatutario) of the Borrower and all amendments thereto (in each case, the "Charter").

          (4) Such other documents, agreements and instruments, and such treaties, laws, rules, regulations, orders, decrees, writs, judgments, awards, injunctions, and the like, as we have deemed necessary as a basis for the opinions hereinafter expressed.

          We have assumed the due execution and delivery, pursuant to due authorization, of the Credit Documents by the Bank. We are attorneys admitted to practice in Venezuela and we express no opinion as to any other laws other than the laws of Venezuela.

          Based upon the foregoing and upon such legal considerations as we have deemed relevant, we are of the opinion that:

          1. The Borrower is a corporation duly organized, validly existing under the laws of Venezuela and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted.

          2. The Borrower has full corporate power and authority to enter into, deliver and perform its obligations under each Credit Documents to which it is a party and to consummate each of the transactions contemplated therein, and has taken all necessary corporate action to authorize the execution, delivery and

                                                                  Exhibit C
                                                                     Page 2

performance by it of such Credit Documents; and each Credit Documents has been, or upon execution thereof by the attorney-in-fact named therein shall be, duly executed and delivered by the parties thereto and shall be the legal, valid and binding obligation of each party thereto, enforceable against such party in accordance with the terms of such Credit Document, except as enforcement may be limited by insolvency, reorganization, moratorium or similar laws now or hereafter in effect affecting the enforcement of creditors' rights generally.

          3. The execution, delivery and performance by the Borrower of the Credit Documents to which they are a party and the consummation of the transaction contemplated thereby, do not and will not conflict with any law, rule, regulation or decree applicable to such party (including, without limitation, any foreign exchange or other regulatory requirements in effect in Venezuela), or the Charter of such party or conflict or result in the breach of any document or instrument binding on such party.

          4. No order, license, consent, authorization or approval of, or exemption by, or notice to or registration with, any governmental authority or regulatory body, and no filing, recording, publication or registration in any public office or any other place, is required in connection with the execution, delivery and performance by the Borrower of any Credit Document or for the legality, validity, binding effect or enforceability thereof.

          5. There is no tax, levy, impost, deduction, charge or withholding imposed by Venezuela or any political subdivision thereof either (i) on or by virtue of the execution or delivery of the Credit Documents or any other document to be furnished thereunder or (ii) on any payment to be made by the Borrower pursuant to the Credit Documents except for the applicable income tax levied on interest paid to financial institutions incorporated and domiciled outside Venezuela, at a flat rate of 4.95%, which must be totally withheld at source upon payment.

          6. The Borrower is subject to civil and commercial law with respect to obligations under the Credit Documents to which it is a party, and the execution, delivery and the performance of each party of each Credit Document which it is a party constitute private and commercial acts (juris imperii acts). The Borrower nor any of its property has any immunity from jurisdiction of any court or from set-off or any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) under the laws of Venezuela.

          7. Obligations of the Borrower under each Credit Document to which it is a party do rank and will rank at least pari passu in priority of payment and in all other respects with all other Indebtedness of the Borrower.

          8. The Credit Documents are in proper legal form under the laws of Venezuela for the enforcement thereof against the Borrower under the laws of Venezuela except that for the enforcement thereof in the courts of Venezuela an official translation to Spanish of the Loan Documents which are not executed in the Spanish Language by a public interpreter duly certified by the Venezuelan Ministry of Justice would be required to be submitted to the courts and/or other governmental authorities in Venezuela in which an enforcement action thereon is brought; and to ensure the legality, validity, enforceability or admissibility in evidence of the Credit Documents in Venezuela, it is not necessary that the Credit Documents or any other document be filed or recorded with any court or other authority in Venezuela, or that any stamp or similar tax be paid on or in respect of the Credit Documents.

          9. In any action or proceeding arising out of or relating to the Credit Documents in any court in Venezuela, such court would recognize and give effect to the provisions of Section 11.7 of the Credit Agreement wherein the Borrower agrees that the Credit Agreement and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York, United States of America.

          10. It is not necessary under the laws of Venezuela (A) in order to enable any party to exercise or enforce its rights under the Credit Documents or (B) by reason of any such person being or becoming a party to the Credit Documents or the performance by such party of its obligations thereunder, that any such person by licensed, qualified or otherwise entitled to carry on business in Venezuela, nor will any such performance violate any laws applicable in Venezuela.

                                                                  Exhibit C
                                                                     Page 3

          11. The provision in the Credit Agreement as to the submission nor the Borrower to the jurisdiction of the United States federal and New York State courts sitting in the City and State of New York, in any action under the Credit Documents, are each valid, binding and enforceable under Venezuelan law; and judgments obtained under the Credit Documents in any such jurisdiction shall be enforceable in Venezuela, including, without limitation, any final judgment for payment of money rendered by any such court. We wish to bring to your attention that although court cases state that a foreign judgment by a court whose jurisdiction is based solely on submission thereto by the parties would not be enforceable in a Venezuelan court if none of the Parties thereto were citizens, residents or domiciliaries of the State in which the foreign court sits, it is our opinion that such judgment would be enforceable in Venezuela in those cases in respect of which article 318 of the Bustamante Code does not apply as an international treaty. Such Code is not binding between Venezuela and the United States of America.

          12. A final conclusive judgment for the payment of money rendered by any New York State or federal court sitting in the City and State of New York in respect of any Credit Document would be recognized in the courts of Venezuela and such court would enforce such judgment without any retrial or re-examination of the merits of the original action only if such judgment has been confirmed by Venezuelan Supreme Court of Justice through an exequatur judgment. Such exequatur judgment would be obtained provided that:

          (a) Venezuelan court judgment are enforceable in the jurisdiction in which the foreign judgment was rendered without a review of the merits;

          (b) The foreign judgment does not relate to real property located in Venezuela;

          (c) The foreign judgment has been rendered by a court of competent jurisdiction, and does not relate to subject matter in respect of which Venezuela is solely entitled to assert jurisdiction under Venezuelan law;

          (d) Proper service of process was made upon the parties pursuant to the laws of the country in which the judgment was rendered and the country in which such service of process was made, with sufficient time accorded to the defendants to defend the case;

          (e) The foreign judgment does not contain provisions deemed contrary to Venezuelan public policy or public law, or conflict with a final decision rendered by a Venezuelan court. The enforcement of a foreign judgment relating to the Loan Agreement would not be contrary to the law or public policy of Venezuela;

          (f) The foreign judgment is res judicata under the laws of the State in which it was rendered; and

          (g) The foreign judgment concerns only matters of private law.

          The application for exequatur judgment shall include the legalized foreign judgment duly translated into Spanish by a public interpreter duly certified by the Venezuelan Ministry of Justice.

          13. The Bank is not and will not be deemed domiciled or resident in Venezuela, for tax purposes or carrying on a business in Venezuela, solely by reason of the execution, delivery, performance or enforcement of the Credit Documents.

          The opinions expressed above are limited to the law of Venezuela and we do not express any opinion herein concerning any other law.

                                                                  Exhibit C
                                                                     Page 4

          This opinion is delivered to you solely for your benefit and the benefit of the Bank under the Credit Agreement from time to time in accordance with the terms and conditions of the Credit Agreement (provided that this opinion speaks solely as of the date hereof) and this opinion may not be furnished to, quoted or relied upon by any other person or entity for any purpose without my written consent.

                                 Sincerely,

Similar opinions will be received form New York and Panamanian counsel to the Borrower and the Guarantor.

                                 EXHIBIT D

                        PANAMCO DE VENEZUELA, S.A..

                           Officers' Certificate

          I, the undersigned, Chief Financial Officer of Panamco de Venezuela, S.A., a corporation organized and existing under the laws of Venezuela (the "Borrower"), DO HEREBY CERTIFY that:

          1. This Certificate is furnished pursuant to Section 5.5(a) of the Credit Agreement, dated as of July 18, 2000, between the Borrower and the Bank (such Credit Agreement, as in effect on the date of this Certificate, being herein called the "Credit Agreement"). Unless otherwise defined herein capitalized terms used in this Certificate have the meanings assigned to those terms in the Credit Agreement.

          2. The persons named below have been duly elected, have duly qualified as and at all times since (to and including date hereof) have been officers of the Borrower, holding the respective offices below set opposite their names, and the signatures below set opposite their names are their genuine signatures.

          Name                Office            Signature

     ------------        --------------      ---------------
     ------------        --------------      ---------------
     ------------        --------------      ---------------


          3. Attached hereto as Exhibit A is a copy of the organizational documents (Documento Constitutivo-Estatuario) of the Borrower as filed in the [_____________] on [_________], 20[__], together with all amendments thereto adopted through the date hereof.

          4. Attached hereto as Exhibit B is a true and correct copy of the By-Laws of the Borrower as in effect on [__________], together with all amendments thereto adopted through the date hereof.

          5. Attached hereto as Exhibit C is a true and correct copy of resolutions duly adopted by the Board of Directors of the Borrower at a meeting on [_________], at which a quorum was present and acting throughout, which resolutions have not been revoked, modified, amended or rescinded and are still in full force and effect. Except as attached hereto as Exhibit C, no resolutions have been adopted by the Board of Directors of the Borrower which deal with the execution, delivery or performance of any of the Credit Documents.

          6. On the date hereof, the representations and warranties contained in Section 6 of the Credit Agreement are true and correct, both before and after giving effect to each Borrowing to be incurred on the date hereof and the application of the proceeds thereof.

          7. On the date hereof, no Default or Event of Default has occurred and is continuing or would result from the Borrowings to be incurred on the date hereof or from the application of the proceeds thereof.

          8. I know of no proceeding for the dissolution or liquidation of the Borrower or threatening its existence.

          IN WITNESS WHEREOF, I have hereunto set my hand this day of , 2000.

                                       PANAMCO DE VENEZUELA, S.A..



                                       -------------------------------
                                       Name:
                                       Title:

                                                                  Exhibit E

[Letter Head of CT Corporation]


                                                              July 18, 2000


To  Inarco International Bank, N.V.

Ladies and Gentlemen:

          Reference is made to (i) the Credit Agreement, dated as of July 18, 2000, between PANAMCO DE VENEZUELA, S.A. (the "Borrower") and the Bank named therein (as modified, supplemented or amended from time to time, the "Credit Agreement"). Unless otherwise defined herein, all capitalized terms used herein and defined in the Credit Agreement are used herein as therein defined.

          The Borrower pursuant to Section 5.6 of the Credit Agreement, has irrevocably designated and appointed the undersigned, CT Corporation System with offices currently located at111 Eighth Avenue, New York, New York 10011, as its authorized agent to receive for and on its behalf service of process in any legal action or proceeding with respect to the Credit Agreement, or any other Credit Document in the courts of the State of New York or of the United States of America for the Southern District of New York.

          The undersigned hereby informs you that it irrevocably accepts such appointment as Process Agent as set forth in Section 5.6 of the Credit Agreement, and agrees with you that the undersigned (i) shall inform the Bank promptly in writing of any change of its address in New York City,
(ii) shall notify the Bank of any termination of any of the agency relationships created pursuant to Section 5.6 of the Credit Agreement,
(iii) shall perform its obligations as such Process Agent in accordance with the provisions of Section 5.6 of the Credit Agreement, and (iv) shall forward promptly to the Borrower any legal process received by the undersigned in its capacity as Process Agent.

          As Process Agent, the undersigned, and its successor or successors, agree to discharge the above-mentioned obligations and will not refuse fulfillment of such obligations under Section 5.6 of the Credit Agreement.

                                             Very truly yours,

                                             CT Corporation System

                                             By
                                               ----------------------------
                                               Title:

                                                                  EXHIBIT F

                    [Form of Assignment And Acceptance]

                            ASSIGMENT AGREEMENT

          Reference is made to the Credit Agreement dated as of July 18, 2000 (as amended and in effect on the date hereof, the "Credit Agreement"), among Panamco de Venezuela, S.A., the Bank named therein and Panamerican Beverages, Inc. as Guarantor. Terms defined in the Credit Agreement are used herein with the same meanings.

          The Assignor named on the reverse hereof hereby sells and assigns, without recourse, to the Assignee named on the reverse hereof, and the Assignee hereby purchases and assumes, without recourse, from the Assignor, effective as of the Assignment date set forth on the reverse hereof, the interest set forth on the reverse hereof (the "Assigned Interest") in the Assignor's rights and obligations under the Credit Agreement, including the interest set forth on the reverse hereof in the commitment of the Assignor on the Assignment date and Loan owing to the Assignor which are outstanding on the Assignment Date, together with unpaid interest accrued on the assigned Loan to the Assignment Date, and the amount, if any, set forth on the reverse hereof of the fees accrued to the Assignment Date for the account of the Assignor. The Assignee hereby acknowledges receipt of a copy of the Credit Agreement. From and after the Assignment Date (i) the Assignee shall be a party to and be bound by the provisions of the Credit Agreement and, to the extent of the interest assigned by this Assignment Agreement, have the rights an obligations of a Bank thereunder and (ii) the Assignor shall, to the extent of the interest assigned by this Assignment Agreement, relinquish its rights and be released from its obligations under the Credit Agreement.

          This Assignment Agreement is being delivered to the Bank together with, any reasonable documentation required to be delivered by the Assignee, duly completed and executed by the Assignee.

          This Assignment Agreement shall be governed by and construed in accordance with the Laws of the State of New York.

Date of Assignment:

Legal Name of Assignor:    Citibank N.A.

Legal Name of Assignee:    Panamerican Beverages Inc.

Assignee's Address for Notices:     Panamerican Beverages Inc.
                                    Torre Dresdner Bank, 7th Floor
                                    Panama City, Panama

Effective Date of Assignment
("Assignment Date"):

Percentage Assigned of  Loan:

Principal Amount of  Assigned Interest:     $

The terms set forth above and on the reverse side hereof are hereby agreed to:

CITIBANK N.A., as Assignor

By:
   ----------------------
Name:
Title:

PANAMERICAN BEVERAGES INC. , as Assignee

By:
   ----------------------
Name:
Title:

The undersigned hereby consent to the within assignment:

PANAMCO DE VENEZUELA, S.A.

By:
   ----------------------
Name:
Title: